                                                                    EXHIBIT 3(a)

                         HOUSEHOLD INTERNATIONAL, INC.
                  RESTATED CERTIFICATE OF INCORPORATION INDEX

PAGE               DATE           DESCRIPTION
- ----             --------         -----------
   2               9/4/81         Restated Certificate of Incorporation

  16              7/25/84         Certificate of Change of Address of Registered Office and of Registered Agent

  18             11/14/94         Certificate of Elimination for Series A Junior Participating Preferred Stock and
                                  Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred
                                  Stock

  26              5/13/87         Certificate of Amendment (Article VII)

  29              7/11/89         Certificate of Elimination for $2.375 Cumulative Convertible Voting Preferred Stock and $2.50
                                  Cumulative Convertible Voting Preferred Stock, Certificate of Designation, Preferences and Rights
                                  of $2.375 Cumulative Convertible Voting Preferred Stock (dated 6/25/81) and $2.50 Cumulative
                                  Convertible Voting Preferred Stock (dated 6/25/81)

  40              11/6/89         Certificate of Designation, Preferences and Rights of 9-1/2% Cumulative Preferred Stock, Series
                                  1989-A

  47              7/18/90         Certificate of Designation, Preferences and Rights of Flexible Rate Auction Preferred Stock,
                                  Series A and B

  89             11/14/94         Certificate of Elimination for 11-1/4% Enhanced Rate Cumulative Preferred Stock and
                                  Certificate of Designation, Preferences and Rights of 11-1/4% Enhanced Rate Cumulative Preferred
                                  Stock

  96               8/5/91         Certificate of Designation, Preferences and Rights of 9-1/2% Cumulative Preferred Stock, Series
                                  1991-A

 103             10/14/92         Certificate of Designation, Preferences and Rights of 8-1/4% Cumulative Preferred Stock, Series
                                  1992-A

 110              5/12/93         Certificate of Amendment (Article IV)

 111              7/13/93         Certificate of Elimination for Flexible Rate Auction Preferred Stock, Series A

 112               9/1/93         Certificate of Designation, Preferences and Rights of 7.35% Cumulative Preferred Stock, Series
                                  1993-A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         HOUSEHOLD INTERNATIONAL, INC.


         This Restated Certificate of Incorporation was duly adopted by the Board of Directors of Household International, Inc. in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 20, 1981.

                                   ARTICLE I

         The name of the corporation is Household International, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, Wilmington, Delaware 19899. The name of its registered agent at such address is The Corporation Trust Company, in the county of New Castle.

                                  ARTICLE III

         The Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The total number of shares that may be issued by the Corporation is 75,655,004 of which 8,155,004 shares shall be Preferred Stock without par value and 67,500,000 shares shall be Common Stock of the par value of $1 per share.

         The 8,155,004 shares of Preferred Stock may be issued from time to time in one or more series, which may have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions (authorizing resolutions) providing for the issue of such shares adopted by the Board of Directors. Without otherwise limiting the generality of the foregoing provision, the Board of Directors is expressly authorized to provide, with respect to each such series, that:

         (a) the shares of such series shall be subject to redemption (including redemption through a sinking fund or analogous fund) at such time or times and at such price or prices as shall be stated in the authorizing resolutions;

         (b) the holders of the shares of such series shall be entitled to receive dividends at such rates, on such conditions and at such times, payable in preference, or in such relation, to the dividends payable on any other class or classes or of any other series of stock of the Corporation, and cumulative or non-cumulative, all as shall be stated in the authorizing resolutions;

         (c) the holders of the shares of such series shall be entitled to such rights upon the dissolution, or upon any distribution of the assets, of the Corporation as shall be stated in the authorizing resolutions;

         (d) the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof, of the Corporation at such price or prices or at such rate or rates and with such adjustments, all as shall be stated in the authorizing resolutions;

         (e) the shares of such series shall have such voting powers, full or limited, or no voting powers, as shall be stated in the authorizing resolutions.

         The following is a statement of the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock, except such thereof as the Board of Directors is herein authorized to provide for, and in respect of the Common Stock:

         (1) Except as otherwise provided in authorizing resolutions creating series of Preferred Stock, each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, regardless of series, in preference to the Common Stock, with respect to the payment of dividends at the respectively designated rates. No dividend shall be declared or paid on the shares of any particular series of Preferred Stock unless at the same time a dividend in like proportion to the respectively designated dividend rates shall be declared or paid on the shares of each other series of Preferred Stock then issued and outstanding ranking prior to or on a parity with such particular series with respect to the payment of dividends. Except as otherwise provided in the authorizing resolutions creating additional series of Preferred Stock, each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, regardless of series, in preference to the Common Stock, with respect to the distribution of assets according to the amounts to which the shares of the respective series are thereupon entitled.

         (2) The holders of shares of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for that purpose, dividends in cash at such respective rates, payable on such dates in each year and in respect of such dividend periods, all as stated in the authorizing resolutions, before any dividends shall be declared or paid or set apart for payment upon the Common Stock. Dividends on the shares of each series of the Preferred Stock shall be cumulative or non-cumulative and, if cumulative, shall be cumulative from such date, all as stated in the authorizing resolutions.

         At any time after all dividends shall have been paid, as above provided, on the Preferred Stock of all series then outstanding and after, or concurrently with, the declaration and setting aside of a sum for the payment of full dividends on the Preferred Stock of each series then outstanding for the then current dividend period established for such series, then, but not prior thereto, such dividends (payable either in cash, stock, or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock out of any remaining assets legally available for the declaration of dividends and the Preferred Stock shall not be entitled to participate in any such dividends whether payable in cash, stock, or otherwise. No Preferred Stock or Common Stock may be purchased by the Corporation if any Preferred Stock dividends are in arrears, and no Preferred Stock may be redeemed in such case unless all issued and outstanding shares of Preferred Stock are redeemed.

         (3) The whole or any part of the Preferred Stock, of any one or more series, redeemable pursuant to provisions stated in the respective authorizing resolutions, at the time outstanding, may, at the option of the Board of Directors, be redeemed, in accordance with such authorizing resolutions, at any time or from time to time, by the payment or by making provision for payment of such price or prices per share in the case of every such redemption as shall be stated in such authorizing resolutions, and, in every case, a sum equal to accrued and unpaid dividends, if any, with respect to each such share to be so redeemed, at the rate of the dividends fixed therefor, to the date fixed for redemption.

         In case of redemption of a part only of any series of the Preferred Stock at the time outstanding, such redemption shall be made by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained and stated in the respective authorizing resolutions, to prescribe the manner in which and the terms and conditions upon which Preferred Stock shall be redeemed from time to time.

         Notice of the Corporation's intention to redeem Preferred

Stock, specifying the date of redemption, shall be published in newspapers of general circulation in New York, New York, and Chicago, Illinois, and shall be mailed not less than forty-five nor more than ninety days before the redemption date to the holders of record of such stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, and, if less than all the shares owned by any such stockholder are then to be redeemed, the notice shall specify the number of shares thereof which are to be redeemed.

         If notice shall be given as aforesaid and the funds necessary to redeem such stock shall have been set aside by the Corporation (other than by the trust deposit hereinafter provided for) separate and apart from its other funds for the benefit of the holders of the shares called for redemption, such stock shall be redeemed upon such date of redemption and shall cease to be outstanding; the right to receive dividends thereon shall cease to accrue from and after such date of redemption and all rights of holders of the Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof, upon presentation and surrender of their respective certificates representing said shares, to receive the redemption price therefor but without interest, and the right of conversion, if any.

         Anything herein contained to the contrary notwithstanding, if notice shall be given as aforesaid and before the redemption date an amount sufficient to redeem the shares so called for redemption shall be deposited in trust to be applied to such redemption with a bank or with bankers authorized to conduct banking business or with a trust company, in the Borough of Manhattan, City of New York, or in the City of Chicago, having a combined capital and surplus of at least $5,000,000, then, from and after the date of such deposit, such shares shall be deemed to be redeemed and to cease to be outstanding, and all rights of the holders of the shares called for redemption, as stockholders of the Corporation, shall cease except (i) the right, upon presentation and surrender of their respective certificates representing said shares, to receive from such bank or bankers or trust company on or after such redemption date the moneys so deposited in trust, but without interest, and (ii) the right of conversion, if any. The Corporation shall be entitled to any interest payable on the funds so deposited. Any redemption funds unclaimed at the end of six years shall be repaid to the Corporation, after which holders of the redeemed shares shall look only to the Corporation for payment of the redemption price, but without interest thereon.

         (4) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Preferred Stock shall be entitled to be paid or to have set apart for payment such sum or sums per share as shall be stated in the respective authorizing resolutions, together in each case with a sum equal to accrued and unpaid dividends, if any, at the rate of the dividends fixed therefor, to the date fixed for payment of such price or prices, before any distribution or payment shall be made to the holders of the Common Stock. No consolidation or merger of the Corporation with another corporation or corporations and no sale by the Corporation of its assets as an entirety or substantially as an entirety shall be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this subdivision (4).

         (5) The Corporation shall not, without the consent (expressed either in writing or by affirmative vote at a meeting called for that purpose) of the holders of two-thirds of the then outstanding Preferred Stock of all series, other than series in respect of which the authorizing resolutions expressly provide that such consent shall not be required:

                 (i) consolidate or merge with another corporation or corporations or sell its assets as an entirety or substantially as an entirety, provided, however, that the purchase for cash, stock, or otherwise by the Corporation of all or any part of the assets, stock or other securities of another corporation or corporations shall not be deemed to be a consolidation or merger;

                 (ii) issue Preferred Stock of any series if there shall be cumulative dividends in arrears on outstanding Preferred Stock, irrespective of series;

                 (iii) increase the authorized amount of the Preferred Stock, or create or issue any class of stock ranking prior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets;

                 (iv) adopt any amendment to the Certificate of Incorporation of the Corporation which adversely alters any preference, power, or special right of the Preferred Stock, or of the holders thereof; provided, however, that if any such amendment would adversely alter any preference, power, or special right of one or more but not all of the series of the Preferred Stock or of the holders thereof, then the consent (expressed as above provided) only of the holders of two-thirds of the then outstanding shares of all series so affected, voting as a class, other than series in respect of which the authorizing resolutions expressly provide that such consent shall not be required, shall be required for the adoption of such amendment.

         (6) In the event that any four quarterly cumulative dividends, whether consecutive or not, upon the Preferred Stock, or any series thereof, shall be in arrears, the holders of

Preferred Stock of all series, other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of stockholders called for the election of directors, to elect one-third of the members of the Board of Directors out of the number fixed by the by-laws, and the holders of such Preferred Stock shall continue to have such right until all unpaid dividends upon the Preferred Stock shall have been paid in full. In the event that any eight quarterly cumulative dividends, whether consecutive or not, upon the Preferred Stock, or any series thereof, shall be in arrears, the holders of Preferred Stock of all series, other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of stockholders called for the election of directors, to elect a majority of the members of the Board of Directors out of the numbers fixed by the by-laws, and the holders of such Preferred Stock shall continue to have such right until all unpaid dividends upon the Preferred Stock shall have been paid in full.

         (7) The holders of the Common Stock shall be entitled to vote at all meetings of the stockholders and, subject to the rights of holders of Preferred Stock to elect directors in accordance with the provisions of the foregoing subdivision (6), shall be entitled to one vote for each share of Common Stock held.

                                   ARTICLE V

         There is hereby created a series of Preferred Stock of the Corporation, such series to be within the class of Preferred Stock authorized by Article IV hereof; to be designated $6.25 Cumulative Convertible Voting Preferred Stock (the "$6.25 Preferred Stock"); to consist of 3,454,635 shares; to have the powers, preferences and rights and the qualifications, limitations and restrictions set forth in, and to be subject to all of the terms and provisions of, Article IV hereof (except to the extent that the same may be inconsistent with this Article V); and to have the following additional powers, preferences, rights, qualifications, limitations, restrictions, terms and provisions:

         (a) $6.25 per share is fixed as the amount per annum at which the holders of $6.25 Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors, such dividends to be paid only from retained earnings of the Corporation; and such dividends shall be cumulative and shall accrue, whether or not earned or declared, from the Issue Date (as hereinafter defined), and shall be payable quarterly on the fifteenth day of January, April, July and October in each year to holders of record on the respective business days next preceding the first days of those months (and the quarterly dividend periods shall commence on the first days of those months);

provided, however, that as to any shares of $6.25 Preferred Stock issued less than 60 days prior to a dividend payment date, the dividend that would otherwise be payable on such dividend payment date will be payable on the next succeeding dividend payment date; and provided, further, that no dividend shall be declared or paid if (i) the Corporation is insolvent or would be rendered insolvent by payment of such dividend or (ii) the payment of such dividend would impair the Corporation's capital (i.e., the fair market value of the remaining assets of the Corporation would be less than the sum of its liabilities and the liquidation value of any classes and series of its Preferred Stock ranking prior to or on a parity with the $6.25 Preferred Stock). The "Issue Date" shall mean the day on which occurs the merger of Wallace-Murray Corporation, a Delaware corporation, into Household Acquisition Corporation Second, a Delaware corporation, or other subsidiary of the Corporation. An "Anniversary Date" shall mean any anniversary date of the Issue Date.

         (b) The shares of $6.25 Preferred Stock shall be subject to redemption at the option of the Corporation at any time, and from time to time, in whole or in part, at the redemption price of $50 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for redemption; provided, however, that no such optional redemption shall be made unless (i) the date fixed for redemption is on or after the fifth Anniversary Date, and
(ii) at all times during the twelve-month period terminating on the date on which notice of such redemption is first given, the annualized rate of dividends in respect of the outstanding shares of Common Stock of the Corporation shall have equalled or exceeded the quotient obtained by dividing $6.25 by the conversion rate specified in paragraph (d) hereof (as said conversion rate may have been adjusted pursuant to the provisions of said paragraph). As used herein, the term "annualized rate of dividends" shall mean, as of any particular time, the aggregate per share amount of regular cash dividends (excluding special and extraordinary dividends) paid on shares of the Common Stock of the Corporation generally, in respect of the most recently completed twelve-month period.

         (c) The amount to which shares of $6.25 Preferred Stock shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $50 per share, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

         (d) The shares of $6.25 Preferred Stock shall be convertible at any time after issue at the option of the record holder thereof, in the manner hereinafter provided, into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 1.923 shares (adjusted to 2.327 shares as of close of business on April 7, 1989 and 4.654 shares as of close of business on October 15, 1993) of Common Stock for each share of $6.25 Preferred Stock; provided, however, that as to any shares of $6.25 Preferred Stock which shall have been called for redemption, the right of conversion shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption. No payment or adjustment shall be made for dividends accrued on any shares of $6.25 Preferred Stock that shall be converted or for dividends on any shares of Common Stock that shall be issuable upon such conversion, but all dividends accrued and unpaid on such shares of $6.25 Preferred Stock up to the dividend payment date immediately preceding the date of conversion shall be payable to the converting shareholder, and no dividend shall be paid upon the shares of Common Stock until the same shall be paid or sufficient funds set apart for the payment thereof.

         The conversion rate provided for above shall be subject to the following adjustments:

                 (i) In case the Corporation shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to the time fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of Common Stock), such adjustment to become effective immediately after the time fixed for such determination.

                 (ii) In case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate in effective immediately prior to such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective when such subdivision or combination becomes effective.

                 (iii) In case of any reclassification or change of outstanding shares of Common Stock of the class issuable upon conversion of the shares of $6.25 Preferred Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of $6.25 Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such shares of $6.25 Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, however, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving, or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of $6.25 Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of $6.25 Preferred Stock remaining outstanding or other convertible preferred shares received by the holders in place thereof; and provided, further, that any such resulting, surviving, or successor corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of $6.25 Preferred Stock remaining outstanding, or other convertible preferred shares received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case securities or property other than shares of Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this subparagraph (iii).

                 (iv) Unless the holders of shares of the $6.25 Preferred Stock shall be issued subscription rights or warrants on a reasonably equivalent basis, in case the Corporation shall issue to the holders of shares of any class of its capital stock subscription rights or warrants entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price (as hereinafter defined) at the time fixed for determination of shareholders entitled to such subscription rights or warrants, the conversion rate in effect immediately prior to the time of said determination shall be increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of Common Stock) by multiplying said rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the time of such determination and the number of additional shares of Common

         Stock so offered for subscription or purchase, and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the time of such determination and the number of shares of Common Stock which the aggregate subscription price of the total number of shares so offered would purchase at the Average Market Price, such adjustment to become effective immediately after the time fixed for such determination; provided, however, that if such subscription rights or warrants shall have a term not exceeding 45 days and if any such subscription rights or warrants expire unexercised, then the conversion rate will be readjusted, effective immediately after the expiration of such term, to the conversion rate which would have obtained if such unexercised subscription rights or warrants had not been issued.

                 For the purposes of any computation under this subparagraph
         (iv) or subparagraph (v), the "Average Market Price" per share of Common Stock for any time shall be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the time in question. The closing price for each day shall be the last sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as recorded on the New York Stock Exchange (or, if the Common Stock is not regularly traded on the New York Stock Exchange, on the principal market or system on which trades in the Common Stock are recorded).

                 (v) Unless the holders of shares of the $6.25 Preferred Stock shall be distributed evidences of indebtedness or other assets on a reasonably equivalent basis, in case the Corporation shall distribute to the holders of the shares of Common Stock evidences of indebtedness of the Corporation or other assets of the Corporation (other than cash dividends to the extent paid from retained earnings, dividends in shares of Common Stock or subscription rights or warrants entitling them to subscribe for or purchase shares of Common Stock, but including securities convertible into capital stock of the Corporation), the conversion rate in effect immediately prior to the time fixed for determination of shareholders entitled to such distribution shall be increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of Common Stock) by multiplying said rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the time of such determination, and of which the denominator shall be the difference between the number of shares of Common Stock outstanding at the time of such determination and a number of shares of Common Stock having an aggregate Average Market Price at the time of such determination equal to the fair value (as determined by the

         Board of Directors of the Corporation in good faith) of the evidences of indebtedness or other assets so distributed, such adjustment to become effective immediately after the time fixed for such determination.

         Except as provided in the foregoing subparagraphs (i) through (v), there shall be no adjustments to the conversion rate set forth above.

         In order to convert shares of $6.25 Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates for shares of $6.25 Preferred Stock, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the shares of $6.25 Preferred Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, deliver at said office to such holder of shares of $6.25 Preferred Stock or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid and shall make appropriate payment in cash for any fractional shares. Shares of $6.25 Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         No fractions of shares of Common Stock shall be issued upon conversion, but in lieu thereof the Corporation shall adjust such fractional interest by payment to the holders of an amount in cash equal (computed to the nearest cent) to the same fraction of the closing price (as defined in subparagraph (iv) above) on the business day immediately preceding such conversion.

         A number of authorized shares of Common Stock sufficient to provide for the conversion of the shares of $6.25 Preferred Stock outstanding upon the bases hereinbefore provided shall at all times be reserved for such conversion.

         (e) There shall be a sinking fund (the "Sinking Fund") for the benefit of the shares of $6.25 Preferred Stock. For the purposes of the Sinking Fund, out of any net assets of the Corporation legally available therefor (but only from retained earnings and subject to the provisions of the last sentence of paragraph (2) of Article IV of the Certificate of Incorporation), before any dividends, in cash or property, shall be paid or declared, or any distribution ordered or made on the Common Stock of the Corporation, and before any shares of Common Stock of the

Corporation shall be purchased, redeemed, or otherwise acquired for value by the Corporation or any subsidiary, the Corporation shall have paid or set aside in cash annually on the day prior to each Anniversary Date commencing with the tenth Anniversary Date, so long as there shall be outstanding any shares of $6.25 Preferred Stock, an amount sufficient to redeem, on the day prior to each such Anniversary Date prior to the thirtieth, 4% of the number of shares of $6.25 Preferred Stock issued on the Issue Date (or such lesser number as remains outstanding) and, on the day prior to the thirtieth Anniversary Date, all such shares of $6.25 Preferred Stock as remain outstanding, at a price of $50 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date so fixed for redemption; provided, however, that there shall be allowed to the Corporation as a credit thereagainst any shares of $6.25 Preferred Stock which the Corporation may have acquired (as a result of the conversion of such shares or otherwise, which it may have redeemed pursuant to paragraph (b) hereof, or which it may have redeemed pursuant to this paragraph
(e) (otherwise than through the operation of the Sinking Fund), which have not theretofore been used for the purpose of any such credit or any credit against a redemption of $6.25 Preferred Stock at the Corporation's election as hereinafter in this paragraph (e) provided for and which shares shall have been set aside by the Corporation for the purpose of the Sinking Fund; and provided, further, that no monies shall be paid or set aside for the Sinking Fund if at the day prior to any such Anniversary Date the Corporation is in arrears in respect of a sinking fund obligation under any other series of Preferred Stock ranking prior to or on a parity with the $6.25 Preferred Stock except to the extent that, in the case of any series ranking on a parity with the $6.25 Preferred Stock, provision is made for the payment or setting aside of monies for the Sinking Fund and for the sinking funds of such other series in proportion to the respective aggregate amounts then required to be paid or set aside therefor; and provided, further, that no monies shall be paid or set aside for the Sinking Fund if (i) the Corporation is insolvent or would be rendered insolvent by the payment or setting aside of such monies or (ii) the payment or setting aside of such monies would impair the Corporation's capital (i.e., the fair market value of the remaining assets of the Corporation would be less than the sum of its liabilities and the liquidation value of classes and series of its Preferred Stock ranking prior to or on a parity with the $6.25 Preferred Stock). The Sinking Fund shall be cumulative so that if on the day prior to any such Anniversary Date, the net assets of the Corporation legally available therefor or the retained earnings of the Corporation shall be insufficient to permit any such amount be paid or set aside in full, or if for any other reason such amount shall not have been paid or set aside in full, the amount of the deficiency shall be paid or set aside, but without interest, before any dividend, in cash or property, shall be paid or declared, or any other distribution ordered or made, on the Common Stock of the Corporation, and before any shares of Common Stock of the

Corporation shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any subsidiary of the Corporation. The Corporation may elect to redeem, on any Sinking Fund redemption date, up to an additional 4% of the number of shares of $6.25 Preferred Stock issued on the Issue Date, at a price of $50 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for redemption; provided, however, that there shall be allowed to the Corporation as a credit thereagainst any shares of $6.25 Preferred Stock which the Corporation may have acquired or redeemed otherwise than pursuant to paragraph (b) above and this paragraph (e) which have not theretofore been used for the purpose of any such credit or for the purpose of any credit against a redemption of $6.25 Preferred Stock pursuant to the Sinking Fund. Such optional right shall not be cumulative and, if unexercised in a particular year, may not be carried forward to subsequent years.

         (f) The holders of $6.25 Preferred Stock shall be entitled to vote at all meetings of the stockholders, and at each such meeting shall be entitled to one vote for each share held.

         (g) To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall be prior or superior in any respect to those of the $6.25 Preferred Stock. Without limiting the rights conferred by paragraph (5) of Article IV of the Certificate of Incorporation of the Corporation, the Corporation shall not, without the consent of the holders of two-thirds of the then outstanding shares of $6.25 Preferred Stock, adopt any amendment to the Certificate of Incorporation of the Corporation or take other action, whether by the Board of Directors or stockholders, which adversely alters the preferences, powers and special rights conferred by the provisions of paragraphs (b), d(iv), d(v) or
(e) hereof.

                                   ARTICLE VI

         In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                 (1) To make, alter, amend and rescind the by-laws of the Corporation.

                 (2) To determine from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by statute, unless authorized by a resolution of the stockholders then entitled to vote thereon or the Board of Directors.

         IN WITNESS WHEREOF, said Household International, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by D.
C. Clark, its President, and attested by J. D. Pinkerton, its Secretary, this 4th day of September, 1981.

                                                Household International, Inc.

                                                By:  /s/ D. C. Clark
                                                     ------------------------
                                                     President

[SEAL]

Attest:

By:  /s/ J. D. Pinkerton
     -------------------
     Secretary

                      CERTIFICATE OF CHANGE OF ADDRESS OF
                   REGISTERED OFFICE AND OF REGISTERED AGENT
            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


         To:     DEPARTMENT OF STATE
                 Division of Corporations
                 Townsend Building
                 Federal Street
                 Dover, Delaware  19903

         Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

         1.      The name of the agent is:  The Corporate Trust Company

         2.      The address of the old registered office was:

                                  100 West Tenth Street
                                  Wilmington, Delaware 19801

         3.      The address to which the registered office is to be changed is:

                                  Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, Delaware 19801

                 The new address will be effective on July 30, 1984.

         4. The names of the corporation represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

         IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.

                                                 THE CORPORATION TRUST COMPANY
                                                 (Name of Registered Agent)

                                                 By:  Virginia Colwell
                                                      ----------------
                                                      (Vice-President)
Attest:

Mick Nurman
- ---------------------
(Assistant Secretary)

                  STATE OF DELAWARE - DIVISION OF CORPORATIONS

                          CHANGE OF ADDRESS FILING FOR

                     CORPORATION TRUST AS OF JULY 27, 1984

                                    DOMESTIC




0908612 HOUSEHOLD INTERNATIONAL, INC.                            02/21/1981 D DE

                  CERTIFICATE OF HOUSEHOLD INTERNATIONAL, INC.
                      UNDER SECTION 151(g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


         Household International, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolution was duly adopted by the Corporation's Board of Directors:

                 "WHEREAS, no shares of the Corporation's Series A Junior Participating Preferred Stock (the "Junior Preferred") have been issued or are outstanding;

                 "NOW THEREFORE, BE IT RESOLVED, that no shares of the Junior Preferred will be issued pursuant to the terms of the Certificate of Designation, Preferences and Rights for such series of the Corporation's Preferred Stock; and

                 "FURTHER RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of the State of Delaware eliminating from the Corporation's Certificate of Incorporation all matters set forth in the Certificate of Designation, Preferences and Rights for the Junior Preferred."

         Upon the effective date of the filing of this Certificate, it shall eliminate from the Corporation's Certificate of Incorporation all matters set forth in the Certificate of Designation, Preferences and Rights with respect to the Corporation's Series A Junior Participating Preferred Stock, and all of such shares of Series A Junior Participating Preferred Stock shall resume the status of authorized and unissued shares of the Corporation's class of Preferred Stock.

         IN WITNESS WHEREOF, said Household International, Inc., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by John
W. Blenke, its Secretary, and attested by Susan E. Casey, its Assistant Secretary, this 14th day of November, 1994.

                                           HOUSEHOLD INTERNATIONAL, INC.


                                           By:  /s/ J. W. Blenke
                                                ------------------------
                                                Secretary
Attest:


By:  /s/ S. E. Casey
     -----------------------
     Assistant Secretary

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                         HOUSEHOLD INTERNATIONAL, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


         We, D. C. Clark, Chairman of the Board and Chief Executive Officer, and J. D. Pinkerton, Secretary, of Household International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on August 14, 1984 adopted the following resolution creating a series of seven hundred thousand (700,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 700,000.

         Section 2.  Dividends and Distributions.

         (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of share of Common Stock that were outstanding immediately prior to such event.

         The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) In the event that any four quarterly cumulative dividends, whether consecutive or not, upon the Series A Preferred Stock shall be in arrears, the holders of preferred stock of the Corporation of all series (including the Series A Preferred Stock), other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of stockholders called for the election of directors, to elect one-third of the members of the Board of Directors out of the number fixed by the by-laws, and the holders of such preferred stock shall continue to have such right until all unpaid dividends upon the Series A Preferred Stock shall have been paid in full. In the event that any eight quarterly cumulative dividends, whether consecutive or not, upon the Series A Preferred Stock shall be in arrears, the holders of preferred stock of all series (including the Series A Preferred Stock), other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of stockholders called for the election of directors, to elect a majority of the members of the Board of Directors out of the number fixed by the by-laws, and the holders of such preferred stock shall continue to have such right until all unpaid dividends upon the Series A Preferred Stock shall have been paid in full.

         (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock outstanding as of August 14, 1984, as to the payment of dividends and the distribution of assets.

         Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 17th day of August, 1984.


                                       /s/ D. C. Clark
                                       ---------------------------------
                                       D. C. Clark, Chairman of the
                                       Board and Chief Executive Officer


                                       /s/ J. D. Pinkerton
                                       ---------------------------------------
                                       J. D. Pinkerton, Senior Vice President-
                                       Administration and Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Household International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Restated Certificate of Incorporation, as heretofore amended, of said Corporation has been further amended by inserting the following as Article VII:

                                  ARTICLE VII

                 (1) Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or successor provision, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment to this Section shall not adversely affect any right or protection of a director of the Corporation for any act or occurrence taking place prior to such repeal or amendment.

                 (2)  Indemnification and Insurance.

                          (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers, and employees.

                          (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law and paragraph (a) of this Section for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

                          (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section, the Delaware General Corporation Law, or otherwise.

         SECOND: That the aforesaid amendment of the Restated Certificate of Incorporation of said Corporation, set forth in Paragraph FIRST hereinabove, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by D. C. Clark, its Chairman of the Board and Chief Executive Officer, and J. D. Pinkerton, its Senior Vice President - Administration and Secretary, this 13th day of May, 1987.

                                                  HOUSEHOLD INTERNATIONAL, INC.
[SEAL]
                                                  By:  /s/  D. C. Clark
                                                       -------------------------
                                                       Chairman of the Board and
                                                       Chief Executive Officer
Attest:

/s/  J. D. Pinkerton
- ----------------------------
Senior Vice President -
Administration and Secretary

                  CERTIFICATE OF HOUSEHOLD INTERNATIONAL, INC.
                      UNDER SECTION 151 (g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         Household International, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Corporation's Board of Directors:

                 "WHEREAS, no shares of the Corporation's $2.375 Cumulative Convertible Voting Preferred Stock (the '$2.375 Preferred Stock') and $2.50 Cumulative Convertible Voting Preferred Stock (the '$2.50 Preferred Stock') are outstanding, it is hereby

                 "RESOLVED, that no shares of $2.375 Preferred Stock and $2.50 Preferred Stock will be issued pursuant to the terms of the Certificate of Designation, Preferences, and Rights of each such series of the Corporation's Preferred Stock.

                 "FURTHER RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Corporation's Certificate of Incorporation all matters set forth in each Certificate of Designation, Preferences, and Rights for the $2.375 and $2.50 Preferred Stock."

         Upon the effective date of the filing of this Certificate, it shall eliminate from the Corporation's Certificate of Incorporation all matters set forth in the Certificates of Designation, Preferences, and Rights with respect to the Corporation's $2.375 Cumulative Convertible Voting Preferred Stock and $2.50 Cumulative Convertible Voting Preferred Stock, and all of such shares of $2.375 Cumulative Convertible Preferred Stock and $2.50 Cumulative Convertible Voting Preferred Stock shall resume the status of authorized and unissued shares of the Corporation's Preferred Stock.

         IN WITNESS WHEREOF, said Household International, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by J.
D. Pinkerton, its Senior Vice President-Administration and Secretary, and attested by R. C. Roselli, its Assistant Secretary, this 11th day of July, 1989.

                                           HOUSEHOLD INTERNATIONAL, INC.
                                           By:  /s/ J. D. Pinkerton
                                                ----------------------------
                                                Senior Vice President-
                                                Administration and Secretary
Attest:
By:  /s/ R. C. Roselli
     -------------------
     Assistant Secretary

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
            PREFERRED STOCK BY RESOLUTION OF THE BOARD OF DIRECTORS
                  PROVIDING FOR A SERIES OF 512,139 SHARES OF
                  PREFERRED STOCK DESIGNATED $2.375 CUMULATIVE
                       CONVERTIBLE VOTING PREFERRED STOCK

         We, D.C. Clark, President, and J. D. Pinkerton, Secretary, of Household International Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors by unanimous written consent dated June 25, 1981, adopted resolutions providing for the issuance of a series of 512,139 shares of Preferred Stock, which resolutions are as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, such series of Preferred Stock to be designated $2.375 Cumulative Convertible Voting Preferred Stock (the "$2.375 Preferred Stock"), to consist of 512,139 shares;

         FURTHER RESOLVED,

         (a) $2.375 per share is fixed as the amount per annum at which the holders of $2.375 Preferred Stock shall be entitled to receive dividends; and such dividends shall be cumulative and shall accrue, whether or not earned or declared, from April 1, 1981, as to all shares issued on or before June 30, 1981, and the first day of the quarterly dividend period during which such shares were issued, as to all shares issued after June 30, 1981, and shall be payable quarterly on the fifteenth days of January, April, July and October in each year (and the quarterly dividend periods shall commence on the first days of those months).

         (b) The shares of $2.375 Preferred Stock shall be subject to redemption in whole or in part at the redemption price of $50.00 per share.

         (c) The amount to which shares of $2.375 Preferred Stock shall be entitled upon voluntary liquidation, dissolution, or winding up of the Corporation, shall be $50.00 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

         The amount to which shares of $2.375 Preferred Stock shall be entitled upon involuntary liquidation, dissolution, or winding up of the Corporation, shall be $30 per share, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

         (d) The shares of $2.375 Preferred Stock shall be convertible at the option of the record holder thereof, in the manner hereinafter provided, into shares of Common Stock of the Corporation; provided, however, that as to any shares of $2.375 Preferred Stock which shall have been called for redemption, the right of conversion shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption. No payment or adjustment shall be made for dividends accrued on any shares of $2.375 Preferred Stock that shall be converted or for dividends on any shares of Common Stock that shall be issuable upon such conversion, but all dividends accrued and unpaid on such shares of $2.375 Preferred Stock up to the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting shareholder, and no dividend shall be paid upon the shares of Common Stock until such debt shall be paid or sufficient funds set apart for the payment thereof.

         Shares of $2.375 Preferred Stock may be converted at any time after issue (subject to the above time limitation in the case of a call for redemption), at the option of the record holder thereof, into shares of Common Stock of the Corporation at the rate of two and one-quarter shares of Common Stock for each share of $2.375 Preferred Stock.

         The conversion rate provided for above shall be subject to the following adjustments:

         (i) In case the Corporation shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, or in securities convertible into shares of Common Stock, the conversion rate in effect immediately prior to the time fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-hundredth of a share of Common Stock), such adjustment to become effective immediately after the time fixed for such determination.

         (ii) In case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-hundredth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective when such subdivision or combination becomes effective.

         (iii) No adjustment of the conversion rate shall be made by reason of the issuance of shares of Common Stock for cash, property, or services. In order to protect the conversion rights of the holders of $2.375 Preferred Stock from dilution, if stock warrants, subscription, or other rights are offered to the holders of shares of Common Stock, such rights shall also be offered to the holders of shares of $2.375 Preferred Stock on the basis of the number of shares of Common Stock into which the shares of $2.375 Preferred Stock are then convertible.

         (iv) In case of any reclassification or change of outstanding shares of Common Stock of the class issuable upon conversion of the shares of $2.375 Preferred Stock, or in the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of $2.375 Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock, of the Corporation into which such shares of $2.375 Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving, or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of $2.375 Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of $2.375 Preferred Stock remaining outstanding or other convertible preferred shares received by the holders in place thereof; and provided, further, that any such resulting, surviving, or successor corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of $2.375 Preferred Stock remaining outstanding, or other convertible preferred shares received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case securities or property other than shares of Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this subparagraph (iv).

         In order to convert shares of $2.375 Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates for shares of $2.375 Preferred Stock, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the shares of $2.375 Preferred Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, deliver at said office to such holder of shares of $2.375 Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid and make appropriate payment in cash for any fractional shares. Shares of $2.375 Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         A number of authorized shares of Common Stock sufficient to provide for the conversion of the shares of $2.375 Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion.

         (e)  Shares of $2.375 Preferred Stock redeemed shall not be reissued.

         (f) The holders of $2.375 Preferred Stock shall be entitled to vote at all meetings of the stockholders, and at each such meeting shall be entitled to one vote for each share held.

         (g) To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall be prior or superior in any respect to those of the $2.375 Preferred Stock.

         IN WITNESS WHEREOF, said Household International, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by D.
C. Clark, its President, and
attested by J. D. Pinkerton, its Secretary, this 25th day of June, 1981.

                                           Household International, Inc.

(SEAL)                                     By:  /s/ D. C. Clark
                                                ------------------------
                                                President

ATTEST:

By:  /s/ J. D. Pinkerton
     -------------------
     Secretary

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
            PREFERRED STOCK BY RESOLUTION OF THE BOARD OF DIRECTORS
                 PROVIDING FOR A SERIES OF 2,234,045 SHARES OF
                  PREFERRED STOCK DESIGNATED $2.50 CUMULATIVE
                       CONVERTIBLE VOTING PREFERRED STOCK


         We, D. C. Clark, President, and J. D. Pinkerton, Secretary, of Household International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors by unanimous consent dated June 25, 1981, adopted resolutions providing for the issuance of a series of two million two hundred and thirty-four thousand forty-five (2,234,045) shares of Preferred Stock, which resolutions are as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, such series of Preferred Stock to be designated $2.50 Cumulative Convertible Voting Preferred Stock (the "$2.50 Preferred Stock") and to consist of 2,234,045 shares; and

         FURTHER RESOLVED,

         (a) $2.50 per share is fixed as the amount per annum at which the holders of $2.50 Preferred Stock shall be entitled to receive dividends; and such dividends shall be cumulative and shall accrue, whether or not earned or declared, from April 1, 1981, as to all shares issued on or before June 30, 1981, and the first day of the quarterly dividend period during which such shares were issued, as to all shares issued after June 30, 1981, and shall be payable quarterly on the fifteenth days of January, April, July and October in each year (and the quarterly dividend periods shall commence on the first days of those months.).

         (b) The shares of $2.50 Preferred Stock shall be subject to redemption in whole or in part at the redemption price of $50.00 per share.

         (c) The amount to which shares of $2.50 Preferred Stock shall be entitled upon voluntary liquidation, dissolution, or winding up of the Corporation, shall be $50.00 per share, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

         The amounts to which shares of $2.50 Preferred Stock shall be entitled upon involuntary liquidation, dissolution, or winding up of the Corporation, shall be $18.00 per share, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

         (d) The shares of $2.50 Preferred Stock shall be convertible at the option of the record holder thereof, in the manner hereinafter provided, into shares of Common Stock of the Corporation; provided, however, that as to any shares of $2.50 Preferred Stock which shall have been called for redemption, the right of conversion shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption. No payment or adjustment shall be made for dividends accrued on any shares of $2.50 Preferred Stock that shall be converted or for dividends on any shares of Common Stock that shall be issuable upon such conversion, but all dividends accrued and unpaid on such shares of $2.50 Preferred Stock up to the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting shareholder, and no dividend shall be paid upon the shares of Common Stock until such debt shall be paid or sufficient funds set apart for the payment thereof.

         Shares of $2.50 Preferred Stock may be converted at any time after issue (subject to the above time limitation in the case of a call for redemption), at the option of the record holder thereof, into shares of Common Stock of the Corporation at the rate of one and one-half shares of Common Stock for each share of $2.50 Preferred Stock.

         The conversion rate provided for above shall be subject to the following adjustments:

         (i) In case the Corporation shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, or in securities convertible into shares of Common Stock, the conversion rate in effect immediately prior to the time fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-hundredth of a share of Common Stock), such adjustment to become effective immediately after the time fixed for such determination.

         (ii) In case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-hundredth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective when such subdivision or combination becomes effective.

         (iii) No adjustment of the conversion rate shall be made by reason of the issuance of shares of Common Stock for cash, property, or services. In order to protect the conversion rights of the holders of $2.50 Preferred Stock from dilution, if stock warrants, subscription, or other rights are offered to the holders of shares of Common Stock, such rights shall also be offered to the holders of shares of $2.50 Preferred Stock on the basis of the number of shares of Common Stock into which the shares of $2.50 Preferred Stock are then convertible.

         (iv) In case of any reclassification or change of outstanding shares of Common Stock of the class issuable upon conversion of the shares of $2.50 Preferred Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of $2.50 Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock, of the Corporation into which such shares of $2.50 Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving, or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of $2.50 Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of $2.50 Preferred Stock remaining outstanding or other convertible preferred shares received by the holders in place thereof; and provided, further, that any such resulting, surviving, or successor corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of $2.50 Preferred Stock remaining outstanding, or other convertible preferred shares received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case securities or property other than shares of Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this subparagraph (iv).

         In order to convert shares of $2.50 Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates for shares of $2.50 Preferred Stock, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the shares of $2.50 Preferred Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation as said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, deliver at said office to such holder of shares of $2.50 Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid and make appropriate payment in cash for any fractional shares. Shares of $2.50 Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         A number of authorized shares of Common Stock sufficient to provide for the conversion of the shares of $2.50 Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion.

         (e)  Shares of $2.50 Preferred Stock redeemed shall not be reissued.

         (f) The holders of $2.50 Preferred Stock shall be entitled to vote at all meetings of the stockholders, and at each such meeting shall be entitled to one vote for each share held.

         (g) To the extent that the Board of Directors is authorized to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall be prior or superior in any respect to those of the $2.50 Preferred Stock.

         IN WITNESS WHEREOF, said Household International, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by D.C. Clark, its President, and attested by J.D. Pinkerton, its Secretary, this 25th day of June, 1981.

                                                 Household International, Inc.

(SEAL)
                                                 By:  /s/ D. C. Clark
                                                      -------------------------
                                                      President
Attest:

By:  /s/ J. D. Pinkerton
     -------------------
     Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                9 1/2% CUMULATIVE PREFERRED STOCK, SERIES 1989-A
                              (Without Par Value)

         HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to authority conferred upon the Preferred Stock Committee by the resolutions of the Board of Directors set forth herein and in accordance with
Section 141 (c) of the General Corporation Law of the State of Delaware.

         1. The Board of Directors on September 12, 1989, adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing the Preferred Stock Committee to act on behalf of the Board of Directors (within certain limitations) in connection with the designation, issuance and sale of shares in one or more series of Preferred Stock of the Corporation:

                 "RESOLVED, that a Preferred Stock Committee of the Board of Directors is hereby designated which shall have and may exercise, to the fullest extent permitted by law, the full power and authority of the Board of Directors with respect to the issuance and sale of one or more new series of the Corporation's Preferred Stock without par value (each such series herein referred to as the "New Preferred Stock"), including, without limitation, establishing the purchase price therefor, and fixing the designations and any of the preferences, powers, rights (other than voting powers or voting rights which shall be fixed by the Board of Directors) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of such shares of each series of New Preferred Stock, and fixing the number of shares of each series of New Preferred Stock.

                 "FURTHER RESOLVED, that the Committee is authorized to take such additional actions and adopt such additional resolutions as it deems necessary or appropriate for the purpose of authorizing and implementing the issuance, offer, and sale for cash of New Preferred Stock, including, without limiting the generality of the foregoing, the authorization and execution of agreements (including underwriting agreements) relating to the offer and sale of New Preferred Stock, authorization and approval of listing applications (including amendments or supplements thereto) for the listing of such New Preferred Stock on a stock exchange, approval of forms of stock certificates and authorization of issuance of New Preferred Stock in uncertificated form, any actions which may be necessary to qualify the offering and sale of New Preferred Stock under Blue Sky Laws of the various states, any necessary filings with the Secretary of the State of Delaware and other jurisdictions, and the appointment of a transfer agent.

                 "FURTHER RESOLVED, that notwithstanding the foregoing resolutions, the Preferred Stock Committee may not authorize the sale of New Preferred Stock for more than $250 million cash consideration in the aggregate, and the power and authority of the Preferred Stock Committee set forth in the preceding resolutions shall expire on September 12, 1990.

                 "FURTHER RESOLVED, that the members of the Preferred Stock Committee shall be D. C. Clark, E. P. Hoffman, and G. P. Osler. In the absence of Mr. Osler, A. E. Rasmussen is designated as an alternate member of the Preferred Stock Committee to serve in his place."

         2. The Board of Directors on October 17, 1989, adopted the following resolution pertaining to the voting rights for series of Preferred Stock authorized for issuance by the Preferred Stock Committee of the Board of
Directors:

                 "RESOLVED, that holders of each series of the Corporation's Preferred Stock which is authorized by the Preferred Stock Committee of the Board of Directors to be issued and sold pursuant to authority granted to the Preferred Stock Committee by the Board of Directors (each such series herein referred to as the "New Preferred Stock") shall have no voting rights, and their consent shall not be required for taking any corporate action, except as otherwise set forth herein, except as otherwise required by law, and except as otherwise provided by the Board of Directors with respect to any particular series of New Preferred Stock.

                 The consent of the holders of the New Preferred Stock with respect to the matters set forth in sub-sections (i) and (iii) of paragraph (5) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (5)") shall not be required, except with respect to the creation or issuance of any class of stock ranking prior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets; but the other provisions of Paragraph (5) shall be applicable to the New Preferred Stock. The holders of the New Preferred Stock shall have no right to elect directors pursuant to paragraph (6) of

         Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (6)"), such right hereby being expressly withheld.

                 In the event that any six quarterly cumulative dividends, whether consecutive or not, upon the New Preferred Stock shall be in arrears, the holders of the New Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the New Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and upon which like voting rights have been conferred and are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors. The right of such holders of such shares of the New Preferred Stock, voting separately as a class, to elect (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the New Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay dividends of the character above mentioned.

                 Upon any termination of the right of the holders of the New Preferred Stock as a class to elect directors as herein provided, the term of office of all directors so elected shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall thereupon be such number as may be provided for in the Corporation's Bylaws irrespective of any increase made pursuant to the provisions of this resolution.

                 Until all unpaid dividends on the New Preferred Stock shall have been paid in full, and in order to permit the holders of the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, and any other series of Preferred Stock issued by the Corporation having the voting rights set forth in Paragraph (6) to exercise fully the right to elect directors as granted by and provided in Paragraph (6), the number of directors constituting the whole Board of

         Directors of the Corporation shall not be less than seven. If, upon any such arrearage in dividends, the number of directors constituting the whole Board of Directors shall be less than seven, the size of the Board of Directors shall, immediately prior to the next meeting of stockholders called for the election of directors, automatically be increased by such number as shall be necessary to cause the number of directors constituting the whole Board of Directors to be no less than seven.

                 To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall rank prior to the New Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, without the consent of the holders of two-thirds of the outstanding shares of such series of New Preferred Stock voting as a class.

                 The foregoing voting provisions shall not apply to any series of New Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of New Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                 On any time in which the holders of New Preferred Stock are entitled to vote, such holders shall be entitled to one vote for each share held."

         3. The Preferred Stock Committee of the Board of Directors on November 2, 1989 adopted the following resolution pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by the resolution of the Board of Directors set forth in paragraph 1 above of this Certificate of Designation, Preferences and Rights:

                 "RESOLVED, that the issue of a series of Preferred Stock without par value of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:


                9 1/2% CUMULATIVE PREFERRED STOCK, SERIES 1989-A

         (1) Number of Shares and Designation. 750,000 shares of Preferred Stock without par value of the Corporation are hereby constituted as a series of Preferred Stock without par value and designated as 9 1/2% Cumulative Preferred Stock, Series 1989-A (hereinafter called the "Preferred Stock, Series 1989-A").

         (2) Dividends. The holders of shares of the Preferred Stock, Series 1989-A, shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for the purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable quarterly in arrears, when and as declared by the Board of Directors of the Corporation, on the fifteenth day of January, April, July and October in each year to holders of record on the respective business days next preceding the first days of those months (and the quarterly dividend periods shall commence on the first days of those months).

         Dividends on the Preferred Stock, Series 1989-A, for all quarterly dividend periods will be payable at the rate of 9 1/2% per annum applied to the amount of $100 per share of Preferred Stock, Series 1989-A. The amount of dividends payable on each share of Preferred Stock, Series 1989-A, for each full quarterly dividend period shall be computed by dividing the dividend rate by four and applying the dividend rate to the amount of $100 per share. The amount of dividends payable for any dividend period shorter or longer than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year.

         (3) Liquidation Preference. The amount to which shares of Preferred Stock, Series 1989-A, shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

         (4) Redemption. The shares of Preferred Stock, Series 1989-A, shall be subject to redemption in whole or in part at the option of the Corporation on or after November 9, 1994, at the following redemption prices, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, and no more:

         $104.75 per share if redeemed on or before November 8, 1995;
         $103.80 per share if redeemed thereafter and on or before November 8, 1996;
         $102.85 per share if redeemed thereafter and on or before November 8, 1997;
         $101.90 per share if redeemed thereafter and on or before November 8, 1998;
         $100.95 per share if redeemed thereafter and on or before November 8, 1999;
         $100.00 per share if redeemed thereafter.

         (5) Shares to be Retired. All shares of Preferred Stock, Series 1989-A, purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of the class of Preferred Stock without par value, without designated as to series, and may thereafter be issued, but not as shares of Preferred Stock, Series 1989-A.

         (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series 1989-A, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other series of any class or classes of capital stock (or any other security) of the Corporation.

         (7) Ranking. The Preferred Stock, Series 1989-A, shall rank on a parity with the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the $6.25 Cumulative Convertible Voting Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by Donald C. Clark, Chairman of the Board and Chief Executive officer of the Corporation, and attested by James D. Pinkerton, the Corporation's Senior Vice President-Administration and Secretary, this 6th day of November, 1989.

                                                  HOUSEHOLD INTERNATIONAL, INC.

                                                  By:  /s/ D. C. Clark
                                                       ------------------------
                                                       Chairman of the Board and
                                                       Chief Executive Officer
Attest:

/s/ J. D. Pinkerton
- ----------------------------
Senior Vice President-
Administration and Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 141 of the
                General Corporation Law of the State of Delaware

             FLEXIBLE RATE AUCTION PREFERRED STOCK, SERIES A AND B
                              (Without Par Value)

                 HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to authority conferred upon the Preferred Stock Committee by the resolutions of the Board of Directors set forth herein and in accordance with section 141(c) of the General Corporation Law of the State of Delaware.

                 I. The Board of Directors on September 12, 1989, adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing the Preferred Stock Committee to act on behalf of the Board of Directors (within certain limitations) in connection with the designation, issuance and sale of shares in one or more series of Preferred Stock of the Corporation:

                 "RESOLVED, that a Preferred Stock Committee of the Board of Directors is hereby designated which shall have and may exercise, to the fullest extent permitted by law, the full power and authority of the Board of Directors with respect to the issuance and sale of one or more new series of the Corporation's Preferred Stock without par value (each such series herein referred to as the "New Preferred Stock"), including, without limitation, establishing the purchase price therefor, and fixing the designations and any of the preferences, powers, rights (other than voting powers or voting rights which shall be fixed by the Board of Directors) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of such shares of each series of New Preferred Stock, and fixing the number of shares of each series of New Preferred Stock.

                 "FURTHER RESOLVED, that the Committee is authorized to take such additional actions and adopt such additional resolutions as it deems necessary or appropriate for the purpose of authorizing and implementing the issuance, offer, and sale for cash of New Preferred Stock, including, without limiting the generality of the foregoing, the authorization and execution of agreements (including underwriting agreements) relating to the offer and sale of New Preferred Stock, authorization and approval of listing applications (including amendments or supplements thereto) for the listing of such New Preferred Stock on a stock exchange, approval of forms of stock certificates and authorization of issuance of New Preferred Stock in uncertificated form, any actions which may be necessary to qualify the offering and sale of New Preferred Stock under Blue Sky Laws of the various states, any necessary filings with the Secretary of State of Delaware and other jurisdictions, and the appointment of a transfer agent.

                 "FURTHER RESOLVED, that notwithstanding the foregoing resolutions, the Preferred Stock Committee may not authorize the sale of New Preferred Stock for more than $250 million cash consideration in the aggregate, and the power and authority of the Preferred Stock Committee set forth in the preceding resolutions shall expire on September 12, 1990.

                 "FURTHER RESOLVED, that the members of the Preferred Stock Committee shall be D. C. Clark, E. P. Hoffman, and G. P. Osler. In the absence of Mr. Osler, A. E. Rasmussen is designated as an alternate member of the Preferred Stock Committee to serve in his place."

             II. The Board of Directors on July 10, 1990, adopted the following resolution pertaining to the voting rights which will be applicable to the Flexible Rate Auction Preferred Stock, Series A and B:

                 "RESOLVED, that notwithstanding the resolution of the Board of Directors adopted on October 17, 1989, the holders of any series of Preferred Stock which on or after July 10, 1990, is authorized by the Corporation's Preferred Stock Committee of the Board of Directors to be issued and sold pursuant to authority granted to the Preferred Stock Committee by the Board of Directors (each such series herein referred to as the "New Preferred Stock") shall have no voting rights, and their consent shall not be required for taking any corporate action, except as otherwise set forth herein, except as otherwise required by law, and except as otherwise provided by the Board of Directors with respect to any particular series of New Preferred Stock.

                 The consent of the holders of the New Preferred Stock with respect to the matters set forth in subsections (i) and (iii) of paragraph (5) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (5)") shall not be required, except with respect to the creation or issuance of any class of stock ranking prior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets; but the other provisions of Paragraph (5) shall be applicable to the New Preferred Stock. The holders of the New Preferred Stock shall have no right to elect directors pursuant to paragraph (6) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (6)"), such right hereby being expressly withheld.

                 In the event that any six quarterly cumulative dividends (which shall be deemed to include dividends in respect of a number of non-quarterly dividend periods containing not less than 540 days), whether consecutive or not, upon the New Preferred Stock shall be in arrears, the holders of the New Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the New Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and upon which like voting rights have been conferred (which shall include the Corporation's 9-1/2% Cumulative Preferred Stock, Series 1989-A) and are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors. The right of such holders of such shares of the New Preferred Stock, voting separately as a class, to elect (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the New Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay dividends of the character above mentioned.

                 Upon any termination of the right of the holders of the New Preferred Stock as a class to elect directors as herein provided, the term of office of all directors so elected shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall thereupon be such number as may be provided for in the Corporation's Bylaws irrespective of any increase made pursuant to the provisions of this resolution.

                 Until all unpaid dividends on the New Preferred Stock shall have been paid in full, and in order to permit the holders of the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, and any other series of Preferred

         Stock issued by the Corporation having the voting rights set forth in Paragraph (6) to exercise fully the right to elect directors as granted by and provided in paragraph (6), the number of directors constituting the whole Board of Directors of the Corporation shall not be less than seven. If, upon any such arrearage in dividends, the number of directors constituting the whole Board of Directors shall be less than seven, the size of the Board of Directors shall, immediately prior to the next meeting of stockholders called for the election of directors, automatically be increased by such number as shall be necessary to cause the number of directors constituting the whole Board of Directors to be no less than seven.

                 To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall rank prior to the New Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, without the consent of the holders of two-thirds of the outstanding shares of such series of New Preferred Stock voting as a class.

                 The foregoing voting provisions shall not apply to any series of New Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of New Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                 On any item in which the holders of New Preferred Stock are entitled to vote, such holders shall be entitled to one vote for each share held."

            III. The Preferred Stock Committee of the Board of Directors on July 18, 1990 adopted the following resolution pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by the resolution of the Board of Directors set forth in paragraph I above of this Certificate of Designation, Preferences and Rights:

                 "RESOLVED, that the issue of two series of Preferred Stock without par value of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

                                     PART I

                 1. Designation; Amount and Series. The two Series of Preferred Stock created hereby shall comprise 750,000 shares designated as "Flexible Rate Auction Preferred Stock" (referred to as the "Flex APS"). The 750,000 shares of the Flex APS shall be issuable in the following Series:
350,000 shares designated "Flexible Rate Auction Preferred Stock, Series A" (the "Series A Flex APS") and 400,000 shares designated "Flexible Rate Auction Preferred Stock, Series B" (the "Series B Flex APS"). Each share of each separate Series of Flex APS shall be identical and equal in all respects to every other share of such Series, and the shares of all of the Series shall, except as expressly provided herein, or as otherwise provided by law, be identical and equal in all respects.

                 2. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

                 "60-day 'AA' Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's or AA by S&P or the equivalent of such rating by another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation, however, shall adjust the number of Dividend Period Days pursuant to the second sentence of paragraph 3(b)(v) in the event of a change in the dividends received deduction minimum holding period contained in the Code, then (i) if the Dividend Period Days shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) if the Dividend Period Days shall be 70 or more days but less than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper and (iii) if the Dividend Period Days shall be 85 or more days but less than 99 days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purposes of such definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security.

                 "Act" shall mean the Securities Act of 1933, as amended.

                 "Applicable 'AA' Composite Commercial Paper Rate" for any Long-Term Dividend Period on any date, shall mean (A) in the case of any Long-Term Dividend Period of less than 70 days, the interest equivalent of the 60-day rate, (B) in the case of any Long-Term Dividend Period of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (C) in the case of any Long-Term Dividend Period of 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (D) in the case of any Long-Term Dividend Period of 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (E) in the case of any Long-Term Dividend Period of 148 days or more but less than 210 days, the interest equivalent of the 180-day rate, (F) in the case of any Long-Term Dividend Period of 210 days or more but less than 238 days, the arithmetic average of the interest equivalent of the 180-day and 270-day rates and (G) in the case of any Long-Term Dividend Period of 238 or more days, the interest equivalent of the 270-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's or AA by S&P, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day next preceding such date.
         If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

                 "Applicable Rate" means the rate per annum established pursuant to paragraph 3(c) hereof at which dividends are payable on a Series for any Auction Dividend Period for such Series.

                 "Applicable Treasury Rate" on any date, with respect to any Series of Flex APS with a Long-Term Dividend Period of one year or more, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Long-Term Dividend Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15 (519)--Selected Interest Rates," or any successor publication by the Federal Reserve Board within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish such weekly per annum interest rate, or if such release is not yet available, the Applicable Treasury Rate will be the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers obtained by the Auction Agent (in the case of a determination of the Applicable Treasury Rate on any Auction Date) or the Corporation (in the case of a determination of such rate on any other day) for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000, with a remaining maturity equal to, or next lower than, the length of such Long-Term Dividend Period. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Rate, the Applicable Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or Dealers or any Substitute U.S. Government Securities Dealer or Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer or Dealers; provided that, in the event the Corporation is unable to cause such quotations to be furnished to the Auction Agent (or, if applicable, to the Corporation) by such sources, the Corporation may cause such rates to be furnished to the Auction Agent (or, if applicable, to the Corporation) by such alternative source as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

                 "Auction" means each periodic operation of the Auction Procedures.

                 "Auction Agent" means such bank or trust company or other entity which has been appointed as such by a resolution of the Board of Directors of the Corporation.

                 "Auction Date" has the meaning specified in Part II below.

                 "Auction Dividend Period" has the meaning set forth in paragraph 3(b)(vii) below.

                 "Auction Procedures" means the procedures for conducting Auctions set forth in Part II below.

                 "Bid" has the meaning set forth in Part II below.

                 "Board of Directors" means the Board of Directors of the Corporation and any duly authorized committee of the Board of Directors.

                 "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in New York City are authorized by law to close.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commercial Paper Dealers" means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors.

                 "Common Stock" means the Corporation's common stock, $1.00 par value, and any other shares of stock into which such stock may hereinafter be changed from time to time.

                 "Corporation" means Household International, Inc., a Delaware corporation, or its successor.

                 "Date of Original Issue," with respect to any share of Flex APS, means the date on which the Corporation originally issues such share of Flex APS.

                 "Dividend Payment Date" has the meaning set forth in paragraph 3(b)(vi) below.

                 "Dividend Period Days" has the meaning set forth in paragraph 3(b)(v) below.

                 "Dividend Quarter" has the meaning set forth in paragraph 3(b)(vi) below.

                 "Existing Holder" has the meaning set forth in Part II below.

                 "Failure to Deposit" means, with respect to any Series of Flex APS, the failure by the Corporation to irrevocably deposit with the Paying Agent sufficient funds for either the payment of dividends or the redemption price on such Series of Flex APS and to give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends or redemption price not later than noon New York City time on the Business Day immediately preceding each Dividend Payment Date or date fixed for redemption with respect to such shares of Flex APS.

                 "Fixed Dividend Period" has the meaning set forth in paragraph 3(b)(i) below.

                 "Flex APS" has the meaning set forth in paragraph 1 above.

                 "Holder" means the holder of shares of the Corporation's Flex APS as the same appears on the Stock Books of the Corporation.

                 "Initial Auction", "Initial Auction Date", "Initial Auction Holders" and "Initial Dividend Period" have the meanings set forth in
         Part II below.

                 "LIBOR" means, on any date for any Auction Dividend Period, the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Auction Agent of the following rates per annum or arithmetic averages thereof quoted by each of the principal London offices of the Reference Banks, at which United States dollar deposits in the amount of U.S. $10,000,000 are offered by such Reference Banks
         (i) in the case of any Auction Dividend Period with Dividend Period Days of less than 30 days, the one-month rate, (ii) in the case of any Auction Dividend Period with Dividend Period Days of 30 days or more but less than 70 days, the two-month rate, (iii) in the case of any Auction Dividend Period with Dividend Period Days of 70 or more days but less than 85 days, the two-month and three-month rates and (iv) in the case of any Auction Dividend Period with Dividend Period Days of 85 or more but less than 98 days or in the case that a Failure to Deposit occurs during a Long-Term Dividend Period, the three-month rate, to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the first day of such Auction Dividend Period (or Dividend Quarter), or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. For each Auction Dividend Period or Dividend Quarter for which the rate is determined with reference to 200% of LIBOR, the Auction Agent will obtain rates from the Reference Banks and determine LIBOR and notify the Corporation of such determination.

                 "Long-Term Dividend Period" has the meaning set forth in paragraph 3(b)(vii) below.

                 "Maximum Applicable Rate," with respect to any Series with a Short-Term Dividend Period, on any Auction Date will be the rate obtained by multiplying the 60-day "AA" Composite Commercial Paper Rate on such Auction Date, and with respect to any Series with a Long-Term Dividend Period, the Maximum Applicable Rate on any Auction Date will be the rate obtained by multiplying the Reference Rate on such Auction Date, by a percentage determined as set forth below based on the credit rating or ratings assigned to the Flex APS by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both or such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage will be based on such rating).


                                                   Applicable Percentage of
                 Credit Rating                      60-day "AA" Composite
         --------------------------------         Commercial Paper Rate
         Moody's                  S&P                 or Reference Rate
         -------                  ---             ------------------------
         aa3 or Above             AA- or Above              110%
         a3 to a1                 A- to A+                  125%
         baa3 to baa1             BBB- to BBB+              175%
         ba3 to ba1               BB- to BB+                200%
         Below ba3                Below BB-                 250%

                 If the ratings for any Series of Flex APS are split between two of the foregoing categories, the lower rating will determine the prevailing rating.

                 The Corporation shall take all reasonable action necessary to enable Moody's and S&P to provide a rating for each Series. If either Moody's or S&P shall not make such rating available or neither Moody's nor S&P shall make such a rating available, Goldman, Sachs & Co. or its affiliates and successors, after consultation with the Corporation, shall select a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be.

                 "Minimum Holding Period" has the meaning set forth in paragraph 3(b)(v) below.

                 "Moody's" means Moody's Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Flex APS and, if such agency is not in such business, then a Substitute Rating Agency.

                 "Non-Auction Rate" has the meaning set forth in paragraph 3(c)(i) below.

                 "Normal Dividend Payment Date" has the meaning set forth in paragraph 3(b)(ii) below.

                 "Notice of Long-Term Dividend Period" has the meaning set forth in paragraph 3(b)(viii) below.

                 "Notice of Removal" has the meaning set forth in paragraph 3(b)(viii) below.

                 "Notice of Revocation" has the meaning set forth in paragraph 3(b)(viii) below.

                 "Paying Agent" means the Auction Agent unless another bank or trust company has been appointed for such purpose by resolution of the Board of Directors of the Corporation.

                 "Rating Agencies" means Moody's and S&P.

                 "Reference Banks" means Citibank, N.A., Bankers Trust Company and Morgan Guaranty Trust Company of New York, or, in lieu thereof, their respective successors.

                 "Reference Rate" means for Long-Term Dividend Periods (i) from 50 days to less than 270 days, the Applicable "AA" Composite Commercial Paper Rate, (ii) from 270 days to less than one year, the higher of the 270-day Applicable "AA" Composite Commercial Paper Rate and the one-year Applicable Treasury Rate and (iii) of one year or more, the Applicable Treasury Rate.

                 "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with the Flex APS.

                 "Sell Order" has the meaning set forth in Part II below.

                 "Series" means the Series A Flex APS or the Series B Flex APS authorized herein.

                 "Short-Term Dividend Period" has the meaning set forth in paragraph 3(b)(vii) below.

                 "S&P" means Standard & Poor's Corporation, or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Flex APS and, if such agency is not in such business, then a Substitute Rating Agency.

                 "Stock Books" means the stock transfer books of the Corporation maintained by the Paying Agent.

                 "Substitute Commercial Paper Dealer" means The First Boston Corporation or Shearson Lehman Hutton Inc. or, in lieu of each thereof, their respective affiliates or successors.

                 "Substitute Rating Agency" means a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by the Term Selection Agent after consultation with the Corporation, and may include Fitch Investors Service, Inc. and Duff & Phelps, Inc.

                 "Substitute Reference Bank" means the principal London offices of any of The Bank of Tokyo Ltd., The First National Bank of Chicago or Commerebank A.G. or, in lieu thereof, their respective successors, or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks selected by the Corporation, engaged in dealings in United States dollars in the London interbank market.

                 "Substitute U.S. Government Securities Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or The First Boston Corporation, or their respective affiliates or successors.

                 "Successful Initial Auction" shall have the meaning set forth in Part II below.

                 "Term Selection Agent" means Goldman, Sachs & Co., unless or until another investment banking firm has been appointed as such by a resolution of the Board of Directors of the Corporation.

                 "Unit" with respect to each Series shall mean 1,000 shares of Flex APS of such Series.

                 "U.S. Government Securities Dealer" means Goldman, Sachs & Co., Salomon Brothers Inc. and Morgan Stanley & Co. Incorporated or, in lieu of any thereof, their respective affiliates or successors.

                 3.       Dividends.       (a)     Holders of shares of each
         Series of Flex APS shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of surplus (as defined in the General Corporation Law of the State of Delaware), or net profits of the Corporation for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, cumulative cash dividends at the applicable dividend rate per annum established or determined as set forth herein, payable on the respective dates set forth below.

                 (b)      (i)     Dividends on the shares of each Series shall
                 accumulate at the respective rates for such Series (whether or not declared) from the Date of Original Issue. From the Date of Original Issue to but not including July 15, 1993 with respect to the Series A Flex APS and July 15, 1995 with respect to the Series B Flex APS (in each case the "Fixed Dividend Period"), dividends on the Flex APS shall be payable on the fifteenth day of October, January, April, and July in each year commencing on October 15, 1990.

                         (ii) Following the respective Fixed Dividend Period for any Series of Flex APS, dividends on the shares of such Series with a Short-Term Dividend Period shall be payable, except as provided below in this paragraph 3(b), every 49 days on the day following the last day of such Short-Term Dividend Period. Dividends on the shares of each Series with a Long-Term Dividend Period shall be payable, except as provided below in this paragraph 3(b), on the day following the last day of such Long-Term Dividend Period and, if occurring prior to the day following the last day of such Long-Term Dividend Period, on the fifteenth day of the third month after the commencement of such Long-Term Dividend Period and quarterly thereafter on the fifteenth day of each succeeding third month. Each day on which dividends on shares of a Series would be payable as determined as set forth in this clause (ii) but for the provisions set forth below in this paragraph 3(b) is referred to herein as a "Normal Dividend Payment Date."

                        (iii) In the case of dividends payable on the shares of a Series with a Short-Term Dividend Period, if:

                                  (A)(I)   The Securities Depository shall
                          continue to make available to its members and participants the amounts due as dividends on the shares of such Series in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                                  (B)(I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such Series in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

                     (iv) In the case of dividends payable on the shares of a Series with a Long-Term Dividend Period, if:

                                  (A)(I)   The Securities Depository shall
                          continue to make available to its members and participants the amounts due as dividends on the shares of such Series in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                                  (B)(I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such Series in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

                          (v) Notwithstanding the foregoing, if the date on which dividends on the shares of any Series would be payable as determined as set forth in clauses (ii), (iii) or (iv) above is a day that would result in the number of days between successive Auction Dates for such Series (determined by including the first Auction Date and excluding the second Auction Date) not being at least equal to the then current Minimum Holding Period, then dividends on such shares shall be payable, if either clauses (iii)(A) or (iv)(A) above would be applicable to such Series, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day or, if either clauses
                 (iii)(B) or (iv)(B) above would be applicable to such Series, on the first Business Day following such day on which dividends would be so payable, that in either case results in the number of days between such successive Auction Dates for such Series (determined as set forth above) being at least equal to the then current Minimum Holding Period.

                          In addition, notwithstanding the foregoing, in the
                 event of a change in law altering the minimum holding period (the "Minimum Holding Period") required for corporate taxpayers generally to be entitled to the dividends received deduction for federal income tax purposes in respect of dividends (other than extraordinary dividends) paid on preferred stock held by non-affiliated corporations, the Board of Directors of the Corporation may adjust the period of time between Dividend Payment Dates for each Series so as to adjust uniformly the number of days (such number of days without giving effect to the provisions in paragraphs 3(b)(iii) and
                 (iv) being hereinafter referred to as "Dividend Period Days") in Auction Dividend Periods for each Series commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period, provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days, as adjusted pursuant to this provision, in no event shall exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Auction Agent and the Paying Agent and to each Existing Holder.

                       (vi) Each date on which dividends on the shares of a Series for an Auction Dividend Period shall be payable as determined as set forth in paragraph 3(b)(ii) above shall be referred to herein as a "Dividend Payment Date" for such Series. If applicable, the period from the preceding Dividend Payment Date to the next Dividend Payment Date for any Series with a Long-Term Dividend Period is herein referred to as a "Dividend Quarter." Although any particular Dividend Payment Date for a Series may not occur on the originally scheduled Normal Dividend Payment Date for such Series because of the foregoing provisions, each succeeding Dividend Payment Date for such Series shall be, subject to such provisions, the date determined as set forth in clause (ii) above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend
                 Payment Date.

                       (vii) After the Fixed Dividend Period for each Series, each subsequent Auction Dividend Period for such Series (except for the adjustments for non-Business Days provided in clauses (iii) and (iv) above) shall be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding Period as provided in clause (v) above, being referred to herein as a "Short-Term Dividend Period"), unless as provided in clause (viii) below, the Term Selection Agent specifies that any such subsequent Auction Dividend Period shall be an Auction Dividend Period of any specified number of days greater than a Short-Term Dividend Period and, except as otherwise designated by the Term Selection Agent in the case of the Initial Auction Dividend Period, consisting of a whole number of weeks (each such period being referred to herein as a "Long-Term Dividend Period," and each such Short-Term Dividend Period and Long-Term Dividend Period being referred to herein as an "Auction Dividend Period"). The Initial Auction Dividend Period will commence on July 15, 1993 with respect to the Series A Flex APS, and on July 15, 1995 with respect to the Series B Flex APS. Thereafter, each successive Auction Dividend Period for such Series shall commence on the Dividend Payment Date for the preceding Auction Dividend Period and shall end (i) in the case of any Series with a Short-Term Dividend Period, on the day preceding the next Dividend Payment Date for such Series and (ii) in the case of any Series with a Long-Term Dividend Period, on the day preceding the last Dividend Payment Date for such Long-Term Dividend Period specified by the Term Selection Agent in the related notice of Long-Term Dividend Period.

                      (viii) Not less than 10 and not more than 20 days prior to an Auction Date for any Series and based on the criteria set forth below, the Term Selection Agent may give telephonic and written notice to the Corporation, the Auction Agent, the Paying Agent and the Securities Depository that the next succeeding Auction Dividend Period for such Series will be longer than a Short-Term Dividend Period (a "Notice of Long-Term Dividend Period"). Such notice will specify the next succeeding Auction Dividend Period for such Series as a Long-Term Dividend Period, which may be any period designated by the Term Selection Agent greater than the Short-Term Dividend Period and, except as otherwise designated by the Term Selection Agent in the case of the Initial Auction Dividend Period, consisting of a whole number of weeks, provided that for any Auction occurring after the Initial Auction for any Series, the Term Selection Agent may not give a Notice of Long-Term

                 Dividend Period for such Series (and any such notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for such Series and full cumulative dividends for all Series payable prior to such date have been paid in full. The Term Selection Agent shall state in each Notice of Long-Term Dividend Period (i) that the next succeeding Auction Dividend Period for such Series shall be a Long-Term Dividend Period, (ii) the term thereof and (iii) whether or not the shares of such Series for such Long-Term Dividend Period will be redeemable at the option of the Corporation and, if they are, the date or dates upon which such shares will be so redeemable, the redemption price (which shall not be less than $100 per share plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption), and such other terms as may be necessary or appropriate to effect such redemption. The Term Selection Agent may establish a Long-Term Dividend Period for the shares of a Series of Flex APS and the applicable redemption provisions therefor, if the Term Selection Agent determines that such Long-Term Dividend Period and such redemption provisions, in its sole opinion, provides the Corporation with the most favorable financing alternative based upon the following: (i) short-term and long-term market rates and indices of such short-term and long-term rates, (ii) the amounts, maturities and interest or dividend rates on the then outstanding securities of the Corporation or its subsidiaries, (iii) market supply and demand for short-term and long-term securities, (iv) yield curves for short-term and long-term securities comparable to the shares of Flex APS, (v) industry and financial conditions which may affect the shares of Flex APS including the Term Selection Agent's expectations with respect thereto, (vi) current tax laws and administrative interpretations with respect thereto, (vii) the number of shares of Flex APS Outstanding on the next Auction Date and
                 (viii) the number of potential purchasers. Any Notice of Long-Term Dividend Period may be revoked by the Term Selection Agent on or prior to the second Business Day prior to the related Auction by telephonic and written notice (a "Notice of Revocation") to the Corporation, the Auction Agent, the Paying Agent and the Securities Depository, specifying that the Term Selection Agent has determined that because of subsequent changes in any of the foregoing factors, such Long-Term Dividend Period would not result in the most favorable financing alternative for the Corporation, and shall be deemed to have been revoked if on or prior to the second Business Day prior to the related Auction, the Term Selection Agent shall have been removed and the Corporation shall have given written and telephonic notice of such removal ("Notice of Removal") to the Auction Agent, the Paying Agent and the Securities Depository. Except with respect to a Notice of Long-Term Dividend Period that is deemed to be revoked, any Long-Term Dividend Period specified by the Term Selection Agent for a Series of Flex APS and any revocation thereof shall be conclusive and binding on the Corporation and the Holders.

                          The Corporation may remove the Term Selection Agent
                 for any Series of Flex APS upon 5 days' written notice. If there is no Term Selection Agent with respect to any Auction Dividend Period, then such Auction Dividend Period shall be a Short-Term Dividend Period.

                          If the Term Selection Agent does not give a Notice of
                 Long-Term Dividend Period with respect to the next succeeding Auction Dividend Period for any Series of Flex APS or gives a Notice of Revocation with respect thereto or such Notice of Long-Term Dividend Period shall be deemed to have been revoked, such next succeeding Auction Dividend Period shall be a Short-Term Dividend Period. In addition, in the event the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Auction Dividend Period for any Series of Flex APS and has not given a Notice of Revocation with respect thereto and such Notice of Long-Term Dividend Period shall not have been deemed revoked, but Sufficient Clearing Bids are not made in the related Auction for such Series or such Auction is not held for any reason, such next succeeding Auction Dividend Period shall, notwithstanding such Notice of Long-Term Dividend Period, be a Short-Term Dividend Period and the Term Selection Agent may not again give a Notice of Long-Term Dividend Period (and any such notice shall be null and void) for such Series until Sufficient Clearing Bids have been made in an Auction with respect to a Short-Term Dividend Period for such Series.

                       (ix) Not later than noon New York City time on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on any shares of Flex APS have been declared, the Corporation shall irrevocably deposit with the Paying Agent sufficient funds for the payment of such dividends and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends.

                        (x) Each dividend on the shares of any Series declared by the Board of Directors of the Corporation for an Auction Dividend Period shall be paid to Holders of such shares as such Holders' names appear on the Stock Books on the related record date, which shall be the opening of business on the Business Day immediately preceding the Dividend Payment Date for such dividend.
                 Subject to Article IV of the Corporation's Restated Certificate of Incorporation, as amended, dividends on the shares of any Series of Flex APS in arrears may be declared by the Board of Directors and paid on any date fixed by the Board of Directors on such date as is established by the Board of Directors, to Holders of such shares as such Holders' names appear on the Stock Books on the related record date fixed by the Board of Directors which shall not be more than 15 days before the date fixed for the payment of such dividends.

                          (c)(i)(A) The Fixed Dividend Rate for the Fixed Dividend Period for Series A Flex APS shall be 9.25% per annum and for Series B Flex APS shall be 9.50% per annum. The amount of dividends payable on each share of Flex APS for each full quarterly dividend period during the Fixed Dividend Period shall be computed by dividing the Fixed Dividend Rate by four and applying such rate to the amount of $100 per share. The amount of dividends payable for any dividend period shorter or longer than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year. The dividend rate on the shares of each Series for each Auction Dividend Period shall be the rate per annum determined for such Series pursuant to Part II below; provided, however, that in the event that an Auction for any Auction Dividend Period for any Series is not held for any reason (other than as a result of the existence of a Failure to Deposit on the Auction Date for such Auction Dividend Period), the dividend rate on the shares of such Series for such Auction Dividend Period shall be the Non-Auction Rate on the Auction Date with respect to such Auction Dividend Period. The "Non-Auction Rate" for any Series on an Auction Date for such Series shall be the greater of
                          (x) the Applicable Rate in effect for such Series immediately prior to such Auction Date or (y) the Maximum Applicable Rate in effect on such Auction Date for a Short-Term Dividend Period, regardless of whether an Auction is held. The dividend rate on the shares of any Series for any Auction Dividend Period or part thereof determined as set forth in this clause (c) is referred to herein as the "Applicable Rate" for such Series for such Auction Dividend Period or part thereof.

                                  (B)      In the event a Failure to Deposit
                          occurs prior to the beginning of an Auction Dividend Period and is not cured in accordance with the next succeeding sentence, Auctions for such Series will be suspended, until such time as set forth below, and the Applicable Rate for shares of such Series for each Auction Dividend Period (until Auctions are resumed) commencing after such Failure to Deposit shall be equal to 200% of LIBOR on the first day of each such Auction Dividend Period and each such Auction Dividend Period shall be a Short-Term Dividend Period. Any such Failure to Deposit with respect to the shares of any Series shall be deemed cured if by 12:00 noon, New York City time, on the third Business Day next succeeding any such Failure to Deposit, the Corporation shall have deposited with the Auction Agent all accumulated and unpaid dividends on the shares of such Series and shall have deposited any unpaid redemption payments with the Paying Agent, including the full amount of any dividends to be paid with respect to the Auction Dividend Period with respect to which such Failure to Deposit occurred, plus an amount computed by multiplying (i) 200% of the 60-Day "AA" Composite Commercial Paper Rate for the Auction Dividend Period during which such Failure to Deposit occurred on the Dividend Payment Date for such Auction Dividend Period by (ii) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares of such Series then Outstanding.

                                  (C)      In the event a Failure to Deposit
                          occurs during a Long-Term Dividend Period, the Applicable Rate for such Auction Dividend Period shall remain unchanged, and an additional amount computed by multiplying (i) 200% of LIBOR on the date on which such Failure to Deposit occurred by (ii) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against accumulated dividends not paid when due, shall accumulate as additional dividends on the shares of such Series of Flex APS. In the event that such Failure to Deposit is not cured prior to the next succeeding Auction Date for shares of such Series, Auctions for such Series shall be suspended, the next succeeding Auction Dividend Period shall be a Short-Term Dividend Period and the Applicable Rate shall be equal to 200% of

                          LIBOR on the first day of such Auction Dividend Period. Thereafter until such Failure to Deposit shall have been cured and full and cumulative dividends on the shares of such Series shall have been paid in full or the Board of Directors of the Corporation shall have declared a dividend in such amount and funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, each subsequent Auction Dividend Period and Applicable Rate for such Series will be determined pursuant to the next preceding paragraph.

                                  (D)      If prior to an Auction Date for
                          shares of such Series, full and cumulative dividends shall have been paid in full or the Board of Directors of the Corporation shall have declared a dividend in such amount and funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, Auctions for such Series will resume.

                     (ii) The amount of dividends per share of any Series of the Flex APS payable for each Auction Dividend Period (or for each Dividend Quarter during any Long-Term Dividend Period) for any such Series shall be computed by multiplying the Applicable Rate for each Auction Dividend Period (or Dividend Quarter) by a fraction the numerator of which shall be the number of days in the Auction Dividend Period (or Dividend Quarter) such share was Outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $100.

                 (d)  (i)         Notwithstanding paragraph 1 of Article IV of
                 the Corporation's Restated Certificate of Incorporation, dividends on other series of the Corporation's Preferred Stock ranking on a parity with the Flex APS may from time to time be declared or paid on different dates than dividends on the Flex APS are declared or paid. Holders of Flex APS shall not be entitled to any dividends, whether in cash, property or stock, in excess of full cumulative dividends. No interest, or sum if money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of Flex APS which may be in arrears.

                     (ii) The Flex APS shall rank on a parity with the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock and 9 1/2% Cumulative Preferred Stock, Series 1989-A, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the $6.25 Cumulative Convertible Voting Preferred Stock and 9 1/2% Cumulative Preferred Stock, Series 1989-A, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary.

                    (iii) Any dividend payment made on shares of Flex APS shall first be credited against the dividends accumulated with respect to the earliest period for which dividends have not been paid.

                     (iv) Except in an Auction, the Corporation shall have the right to purchase or otherwise acquire any shares of Flex APS in the open market at any lawful price so long as the Corporation is current in the payment of dividends on the shares of all series of its Preferred Stock. Any shares of Flex APS purchased or otherwise acquired by the Corporation shall not be resold and shall be retired and canceled, and shall be restored to the status of authorized but unissued shares of the class of the Corporation's Preferred Stock without designation as to series, and may thereafter be issued as a new series of Preferred Stock.

                 4. Liquidation Rights. The amount to which shares of Flex APS shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                 5.       Voting Rights.   The Holders of the shares of each
Series of Flex APS shall have such voting rights as have been established by the Board of Directors of the Corporation.

                 6. Redemption. During the Fixed Dividend Period for a Series of Flex APS, the Corporation may not redeem the shares of such Series except on the Business Day prior to the Initial Auction Date for such Series, at which time the Corporation may redeem shares of such Series which in the aggregate constitute one or more Units out of funds legally available therefor, in whole or in part, at a redemption price of $100 per share plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption. Following the Fixed Dividend Period for a Series of Flex APS, the Corporation may redeem shares of Flex APS of such Series, as a whole or in part, in an aggregate amount constituting one or more Units, at $100 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption,
(i) in the case of a Short-Term

Dividend Period, on the Dividend Payment Date for such period and (ii) in the case of a Long-Term Dividend Period, on such dates and upon such terms as the Term Selection Agent may specify in the applicable Notice of Long-Term Dividend Period for such Series but in no case may the redemption price for such shares be less than $100 per share.

                 Not later than noon New York City time on the Business Day immediately preceding the date fixed for redemption of any shares of Flex APS, the Corporation shall irrevocably deposit with the Paying Agent sufficient funds for such purpose and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the redemption of such shares.

                 7. Restrictions on Transfer. The Flex APS shall be subject to the restrictions on transfer set forth herein, including the Purchaser's Letter attached hereto. Prior to a Successful Initial Auction for Series, shares of such Series will be represented by certificates which will be freely transferable. Thereafter, shares of such Series may be transferred only in Units and, except for deemed sales by the Initial Auction Holders in the Initial Auction, only pursuant to a Bid or a Sell Order placed in an Auction or to or through a Broker-Dealer or to a person that has delivered a signed Purchaser's Letter to the Auction Agent.

                 8.        Additional Agreements.  (a)  Term Selection Agent.
         Following the Fixed Dividend Period, the Corporation shall use its best efforts to maintain a Term Selection Agent with respect to the Series A Flex APS and Series B Flex APS to act in accordance with the provisions set forth herein with respect to each such Series.

                 (b) Auction Agent. Following the Fixed Dividend Period, the Corporation shall use its best efforts to maintain an Auction Agent with respect to the Series A Flex APS and Series B Flex APS to act in accordance with the provisions set forth herein with respect to each such Series.

                                    PART II

                               AUCTION PROCEDURES

                 1.        Certain Definitions.

                 (a) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

                 (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

                 (c) "Available Flex APS" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

                 (d) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (e) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (f) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II, that is a member of, or a participant in, the Securities Depository, and that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                 (g) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

                 (h) "Existing Holder" shall mean a Person who signed a Purchaser's Letter and is listed as the beneficial owner of Flex APS in the records of the Auction Agent.

                 (i) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this
         Part II.

                 (j) "Initial Auction" shall mean the Auction conducted on the Business Day prior to the beginning of the Initial Auction Dividend Period and, if on such date Sufficient Clearing Bids do not exist, then each subsequent Auction up to and including the first Auction at which Sufficient Clearing Bids exist.

                 (k) "Initial Auction Date" shall mean each date upon which an Initial Auction is conducted.

                 (l) "Initial Auction Dividend Period" shall mean the first Auction Dividend Period and each subsequent Auction Dividend Period, if any, that occurs subsequent to an Initial Auction until there shall be a Successful Initial Auction.

                 (m) "Initial Auction Holder" shall have the meaning specified in Section 6 of this Part II.

                 (n) "Maximum Applicable Rate," with respect to a Short-Term Dividend Period, on any Auction Date will be the rate obtained by multiplying the 60-day "AA" Composite Commercial Paper Rate on such Auction Date, and with respect to a Long-Term Dividend Period, the Maximum Applicable Rate on any Auction Date will be the rate obtained by multiplying the Reference Rate on such Auction Date, by a percentage determined as set forth below based on the credit ratings assigned to the Flex APS by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage will be based on such rating).

                                                      Applicable Percentage of
                 Credit Rating                         60-day "AA" Composite
         --------------------------------              Commercial Paper Rate
         Moody's                  S&P                    or Reference Rate
         -------                  ---                 ------------------------
         aa3 or Above             AA- or Above....          110%
         a3 to a1                 A- to A+........          125%
         baa3 to baa1             BBB- to BBB+....          175%
         ba3 to ba1               BB- to BB+......          200%
         Below ba3                Below BB-.......          250%

                 If the ratings are split between two of the foregoing categories, the lower rating will determine the prevailing rating.

                 The Corporation shall take all reasonable action necessary to enable Moody's and S&P to provide a rating for the Flex APS. If either Moody's or S&P shall not make such rating available or neither Moody's nor S&P shall make such a rating available, Goldman, Sachs & Co. or its affiliates and successors, after consultation with the Corporation, shall select a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be.

                 (o) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                 (q) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring Units of Flex APS (or, in the case of an Existing Holder, additional Units of Flex APS).

                 (r) "Purchaser's Letter" shall mean a Purchaser's Letter, the form of which is attached hereto, addressed to the Corporation, the Auction Agent and an Agent Member in which a Person agrees, among other things, to offer to purchase, to offer to sell and/or to sell Units of Flex APS as set forth in this Part II, or a similar letter containing substantially the same information and representations, or such other letter as the Board of Directors shall approve.

                 (s) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this
         Part II.

                 (t) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                 (u) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this
         Part II.

                 (v) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of
         Section 4 of this Part II.

                 (w) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                 (x) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of
         Section 4 of this Part II.

                 (y) "Successful Initial Auction" shall mean an Initial Auction at which Sufficient Clearing Bids exist.

                 (z) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

                (aa)      "Unit" shall mean 1,000 shares of Flex APS.

                (bb) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

                 2.       Orders by Existing Holders and Potential Holders.
         (a) Prior to the Submission Deadline on each Auction Date:

                          (i)     each Existing Holder may submit to a
                 Broker-Dealer information as to:

                                  (A)      the number of outstanding Units, if
                          any, of Flex APS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Auction Dividend Period;

                                  (B)      the number of outstanding Units,
                          if any, of Flex APS that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Auction Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                                  (C)      the number of outstanding Units, if
                          any, of Flex APS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Auction Dividend Period; and

                     (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of Units, if any, of Flex APS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Auction Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

                 For the purpose hereof, the communication to a Broker-Dealer of information referred to above is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause
         (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                 (b)      (i)     A Bid by an Existing Holder shall constitute
                 an irrevocable offer to sell:

                                  (A)      the number of outstanding Units of
                          Flex APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

                                  (B)      such number or a lesser number of
                          outstanding Units of Flex APS to be determined as set forth in subparagraph (a) (iv) of Section 5 of this
                          Part II if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

                                  (C)      a lesser number of outstanding Units
                          of

                          Flex APS to be determined as set forth in subparagraph (b) (iii) of Section 5 of this Part II if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                     (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                                  (A)      the number of outstanding Units of
                          Flex APS specified in such Sell Order; or

                                  (B)      such number or a lesser number of
                          outstanding Units of Flex APS as set forth in subparagraph (b) (iii) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

                    (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase.

                                  (A)      the number of outstanding Units of
                          Flex APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

                                  (B)      such number or a lesser number of
                          outstanding Units of Flex APS as set forth in subparagraph (a) (v) of Section 5 of this Part II if the Applicable Rate determined on Such Auction Date shall be equal to such specified rate.

                 3.       Submission of Orders by Broker-Dealers to Auction
         Agent.  (a)       Each Broker-Dealer shall submit in writing to the
         Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                     (i)     the name of the Bidder placing such Order;

                     (ii) the aggregate number of Units of Flex APS that are the subject of such Order;

                     (iii)   to the extent that such Bidder is an Existing
                 Holder:

                             (A)      the number of Units, if any, of Flex
                          APS subject to any Hold Order placed by such Existing Holder;

                             (B)      the number of Units, if any, of Flex
                          APS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                             (C)      the number of Units, if any, of Flex
                          APS subject to any Sell Order placed by such Existing

                          Holder; and

                     (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

                 (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                 (c) If an Order or Orders covering all of the outstanding Units of Flex APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of outstanding Units of Flex APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                 (d) If one or more Orders covering in the aggregate more than the number of outstanding Units of Flex APS held by any Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                          (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Units of Flex APS held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of Units of Flex APS held by such Existing Holder is less than the aggregate number of Units that are the subject of such Existing Holder's Hold Orders, the number of Units subject to each Hold Order shall be reduced pro rata to cover the number of Units of Flex APS held by such Existing Holder;

                          (ii)    (A)      any Bid shall be considered valid up
                          to and including the excess of the number of outstanding Units of Flex APS held by such Existing Holder over the number of Units of Flex APS subject to any Hold Orders referred to in subparagraph (i) above;

                                  (B)      subject to clause (A), if more than
                          one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Units of Flex APS subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of Units of Flex APS subject to each Bid with the same rate shall be reduced pro rata to cover the number of Units of Flex APS equal to such excess;

                                  (C)      subject to clause (A), if more than
                          one Bid with different rates is submitted on behalf of such Existing Holder, such Bid shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

                                  (D)      in any such event the number, if
                          any, of such Units subject to Bids not valid under this subparagraph (ii) shall be treated as the subject of a Bid a Potential Holder; and

                    (iii) all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the number of outstanding Units of Flex APS held by such Existing Holder over the sum of the Units of Flex APS subject to Hold Orders referred to in subparagraph (i) and valid Bids by such Existing Holder referred to in subparagraph (ii) above, provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Units subject to such Sell Orders is greater than such excess, the number of Units subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Units equal to such excess.

                 (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of Units specified therein.

                 (4) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (a) Not earlier than the
         Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                          (i) the excess of the total number of outstanding Units of Flex APS over the number of outstanding Units of Flex APS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Flex APS");

                          (ii)    from the Submitted Orders whether:

                                  (A)      the number of outstanding Units of
                          Flex APS that are the subject of Submitted Bids by

                          Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                                        (I)     the number of outstanding Units
                                  of Flex APS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

                                      (II)         the number of outstanding
                                  Units of Flex APS that are the subject of Submitted Sell Orders

                          (in the event of such excess or such equality (other than because the sum of the number of Units of Flex APS in clauses (I) and (II) above is zero because all of the outstanding Units of Flex APS are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                          (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                                  (A)(I)  each Submitted Bid from Existing
                          Holders specifying such lowest rate and (II) all other Submitted Bids from existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the Units of Flex APS that are the subject of such Submitted Bids; and

                                  (B)(I)  each Submitted Bid from Potential
                          Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the Units of Flex APS that are the subject of those Submitted Bids, would result in such Existing Holders described in clause (A) continuing to hold an aggregate number of outstanding Units of Flex APS which, when added to the number of outstanding Units of Flex APS to be purchased by such Potential Holders described in clause (B), would equal not less than the Available Flex APS.

                 (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Auction Dividend

         Period as follows:

                          (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Auction Dividend Period shall be equal to the Winning Bid Rate so determined;

                          (ii) if Sufficient Clearing Bids do not exist (other than because all of the outstanding Units of Flex APS are the subject of Submitted Hold Orders), then (a) if the Term Selection Agent has not given a Notice of Long-Term Dividend Period with respect to the next succeeding Auction Dividend Period or has given a Notice of Revocation with respect thereto or such Notice of Long-Term Dividend Period shall be deemed to have been revoked, the Applicable Rate for such next succeeding Auction Dividend Period shall be the Maximum Applicable Rate on the Auction Date for a Short-Term Dividend Period and (b) if the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Auction Dividend Period and has not given a Notice of Revocation with respect thereto and such Notice of Long-Term Dividend Period shall not have been deemed revoked, such next succeeding Auction Dividend Period shall, notwithstanding such Notice of Long-Term Dividend Period, be a Short-Term Dividend Period, and the Applicable Rate for such next succeeding Auction Dividend Period shall be the greatest of (i) the Applicable Rate in effect immediately prior to the applicable Auction, (ii) the Maximum Applicable Rate on the Auction Date for a Short-Term Dividend Period or (iii) the Maximum Applicable Rate on the Auction Date for the specified Long-Term Dividend Period; or

                        (iii) if all the outstanding Units of Flex APS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Auction Dividend Period shall (1) in the case of a Short-Term Dividend Period, be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on the date of such Auction, and (2) in the case of a Long-Term Dividend Period, be equal to 59% of the Reference Rate in effect on the date of such Auction.

                 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Units. Based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders Shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                 (a) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs (c), (d) and (e) of this Section 5, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                          (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Units of Flex APS that are the subject of such Submitted Bid;

                         (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid rate shall be accepted, thus entitling such Existing Holder to continue to hold the Units of Flex APS that are the subject of each Submitted Bid;

                        (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                         (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Units of Flex APS that are the subject of such Submitted Bid, unless the number of outstanding Units of Flex APS subject to all such Submitted Bids shall be greater than the number of Units of Flex APS ("remaining Units") equal to the excess of the Available Flex APS over the number of Units of Flex APS subject to Submitted Bids described in subparagraphs (ii) and (iii) of this paragraph (a), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Units of Flex APS, but only in an amount equal to the difference between (A) the number of outstanding Units of Flex APS then held by such Existing Holder subject to such Submitted Bid and (B) the number of Units of Flex APS obtained by multiplying the number of remaining Units by a fraction the numerator of which shall be the number of outstanding Units of Flex APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of outstanding Units of Flex APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                          (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Units of Flex APS obtained by multiplying the difference between the Available Flex APS and the number of Units of Flex APS subject to Submitted Bids described in subparagraphs (ii), (iii) and (iv) of this paragraph (a) by a fraction the numerator of which shall be the number of outstanding Units of Flex APS subject to such Submitted Bid and the denominator of which shall be the sum of the number of outstanding Units of Flex APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                 (b) If Sufficient Clearing Bids have not been made (other than because all of the outstanding Units of Flex APS are subject to Submitted Hold Orders), subject to the provisions of paragraph (c),
         (d) and (e) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                          (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Units of Flex APS that are the subject to such Submitted Bid;

                         (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted; and

                         (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of outstanding Units of Flex APS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of Units of Flex APS obtained by multiplying the difference between the Available Flex APS and the aggregate number of Units of Flex APS subject to Submitted Bids described in subparagraphs (i) and (ii) of this paragraph
                 (b) by a fraction the numerator of which shall be the number of outstanding Units of Flex APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of outstanding Units of Flex APS subject to all such Submitted Bids and Submitted Sell Orders.

                 (c) If all of the outstanding Units of Flex APS are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

                 (d) If, as a result of the procedures described in paragraph (a) or (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit of Flex APS on any Auction Date, the Auction Agent, in such manner as it shall determine in its sole discretion, shall round up or down the number of Units of Flex APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Units purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Units of Flex APS.

                 (e) If, as a result to the procedures described in paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole Unit of Flex APS on any Auction Date, the Auction Agent, in such manner as it shall determine in its sole discretion, shall allocate Units for purchase among Potential Holders so that only whole Units of Flex APS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Units of Flex APS on such Auction Date.

                 (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Units of Flex APS to be purchased and the aggregate number of Units of Flex APS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of Units to be purchased and such aggregate number of Units to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Units of Flex APS.

                 6. The Initial Auction Date. On the Initial Auction Date, each holder of Flex APS ("Initial Auction Holder") will be deemed to have submitted an order to the Auction Agent to sell all shares of Flex APS then held, at a price of $100 per share, without regard to the Applicable Rate for the Initial Auction Dividend Period.

                 7. Initial Auction Procedure. (a) In connection with a Successful Initial Auction, the Auction Agent shall mail, within two Business Days of such Initial Auction, a written notice of deemed sale by first class mail, postage prepaid, to each Initial Auction Holder (a "Notice of Deemed Sale"). The Corporation shall provide the Auction Agent with written notice of the information to be contained in the Notice of Deemed Sale at least one day prior to the date the Notice of Deemed Sale is mailed to such Initial Auction Holders. For purposes of the calculation of the date on which notice is given pursuant to this Section 7(a), a Notice of Deemed Sale shall be deemed to be given on the day such notice is first mailed by first class mail, postage prepaid, to such Initial Auction Holders. Each Notice of

         Deemed Sale shall be addressed to the holder at the address of the holder appearing on the stock transfer books maintained by the Auction Agent. Each Notice of Deemed Sale shall include a statement setting forth (i) the deemed sale date, (ii) the number of shares of Flex APS deemed to have been sold, (iii) the deemed sales price (as specified in Section 6), (iv) that the deemed seller shall not be entitled to dividends on such shares after the Initial Auction Date and (v) the place or places (which shall be in the City of New York) where holders may surrender the certificates evidencing such shares of Flex APS and obtain payment of the deemed sales price.

                 (b) In connection with an Initial Auction at which Sufficient Clearing Bids do not exist, the Auction Agent shall mail, within two Business Days of such Initial Auction, a written notice of a failed Initial Auction by first class mail, postage prepaid, to each Initial Auction Holder (a "Notice of Failed Initial Auction"). The Corporation shall provide the Auction Agent with written notice of the information to be contained in the Notice of Failed Initial Auction at least one day prior to the date the Notice of Failed Initial Auction is mailed to such Initial Auction Holders. For the purposes of the calculation of the date on which notice is give pursuant to this
         Section 7(b), a Notice of Failed Initial Auction shall be deemed to be given on the day such notice is first mailed by first class mail, postage prepaid, to such Initial Auction Holders. Each Notice of Failed Initial Auction shall include a statement setting forth (i) the date of Failed Initial Auction, (ii) that Sufficient Clearing Bids did not exist, (iii) that all Submitted Bids were rejected, (iv) that all shares of Flex APS deemed to have been the subject of Sell Orders pursuant to Section 6 hereof were not sold and shall continue to be held by such Initial Auction Holder of such shares, (v) that the Applicable Rate for the next Auction Dividend Period shall be the Maximum Applicable Rate and (vi) that for the purposes of these Auction Procedures the next succeeding Auction Date shall also be considered an Initial Auction Date, the next succeeding Auction shall also be considered an Initial Auction and the next succeeding Auction Dividend Period shall also be considered an Initial Auction Dividend Period.

                 (c) On or after a Successful Initial Auction, each Initial Auction Holder of shares of Flex APS that were deemed sold shall surrender the certificate or certificates evidencing such shares to the Corporation at any place designated for such surrender in the Notice of Deemed Sale and shall then be entitled to receive payment of the deemed sales price for such shares.

                 (d) Subsequent to a Successful Initial Auction the Paying Agent shall pay the deemed sales price to the Initial Auction Holders upon surrender of certificates representing shares of Flex APS.

                 (e) Subsequent to a Successful Initial Auction all rights of the Initial Auction Holders shall cease, except the right to receive the deemed sales price against delivery of the certificates evidencing such shares, but without interest, and the right to receive any accrued and unpaid dividends to and including such Initial Auction Date. The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, earned on such monies deposited with the Auction Agent by Bidders who have submitted successful Bids at such Initial Auction, and the holders of such shares shall have no claim to any such interest. With regard to any such funds which are unclaimed by holders of such shares at the end of two years from such deemed sales date, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit, and the Auction Agent shall thereupon be relieved of all responsibility to the holders of such shares and the holders of shares of Flex APS so sold shall thereafter be entitled to look only to the Corporation for payment thereof.

                 8.       Miscellaneous.   (a)     The Board of Directors of
         the Corporation may interpret the provisions of this paragraph 8 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Flex APS and may in appropriate cases authorize the filing of a Certificate of Correction.

                 (b) So long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of Units of Flex APS only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer advises the Auction Agent of such transfer, and (ii) shall have the ownership of the Units of Flex APS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

                 (c) The Corporation and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Units of Flex APS for its own account, it must submit a Sell Order in the next Auction with respect to such Units of Flex APS.

                 (d) Unless the context otherwise requires, all references to the Flex APS in Part II hereof are deemed to refer to a single series of the Flex APS.

                          *        *       *        *

                 IN WITNESS WHEREOF, HOUSEHOLD INTERNATIONAL, INC. has caused this Certificate to be made under the seal of the Corporation and signed by David D. Wesselink, its Vice President and Treasurer, and attested by Ronald C. Roselli, its Assistant Secretary, this 18th day of July, 1990.


                                                   HOUSEHOLD INTERNATIONAL, INC.

                                                   By:  /s/ David D. Wesselink
                                                        ----------------------
                                                        David D. Wesselink
                                                        Vice President and
                                                        Treasurer


(CORPORATE SEAL)

ATTEST:

By:  /s/ Ronald C. Roselli
     -----------------------
     Ronald C. Roselli
     Assistant Secretary

                                    FORM OF
                               PURCHASER'S LETTER

                     Relating to Securities Involving Rate
                           Settings Through Auctions

          TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN DELIVER
             COPIES ON YOUR BEHALF TO THE RESPECTIVE AUCTION AGENT



The Company
The Auction Agent
A Broker-Dealer
An Agent member
Other Persons

         1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Company and of any trust company or auction agent (collectively, "Auction Agent"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the Auction Agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered or caused to be delivered on its behalf, to the applicable Auction Agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or our agent member shall advise such Auction Agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable Auction Agent such information concerning our beneficial ownership of Securities as such Auction Agent shall request.

         6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         7. This letter is not a commitment by us to purchase any Securities.

         8. This letter supersedes any prior-dated version of this purchaser's letter, and supplements any prior-or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

         9. The descriptions of Auction Procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

         10. Any photocopy or other reproduction of this letter shall be deemed of equal effect as a signed original.

         11.     Our agent member of Securities depository currently is
_____________________________________________________________.

         12. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions currently is/are _____________________________________________, telephone number
_____________________________________________.

         13.     Our tax payer identification number is _____________.

         14. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

                 A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

                 B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.


Dated:
       ---------------------                   ------------------------------
Mailing Address of Purchaser                   (Name of Purchaser)

                                               By:
                                                   --------------------------
                                               Printed Name:
                                                             ----------------
                                               Title:
                                                      -----------------------

                  CERTIFICATE OF HOUSEHOLD INTERNATIONAL, INC.
                      UNDER SECTION 151(g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


         Household International, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that:

         1) the Corporation's 11-1/4% Enhanced Rate Cumulative Preferred Stock (the "Preferred Stock") has been redeemed in its entirety and that no shares of the Preferred Stock are outstanding as of the date hereof.

         2) the following resolution has been duly adopted by the Corporation's Board of Directors:

                 "RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Corporation's Certificate of Incorporation all matters set forth in each Certificate of Designation, Preferences and Rights for the Preferred Stock and as permitted by the Certificate of Designation, Preferences and Rights for the Preferred Stock, such shares of Preferred Stock redeemed shall resume the status of authorized and unissued shares of the Corporation's preferred stock."

         Upon the effective date of the filing of this Certificate, it shall eliminate from the Corporation's Certificate of Incorporation all matters set forth in the Certificate of Designation, Preferences and Rights with respect to the Corporation's 11-1/4% Enhanced Rate Cumulative Preferred Stock, and all of such shares of 11-1/4% Enhanced Rate Cumulative Preferred Stock shall resume the status of authorized and unissued shares of the Corporation's class of Preferred Stock.

         IN WITNESS WHEREOF, said Household International, Inc., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by John
W. Blenke, its Secretary, and attested by Susan E. Casey, its Assistant Secretary, this 14th day of November, 1994.

                                            HOUSEHOLD INTERNATIONAL, INC.

                                            By:  /s/ J. W. Blenke
                                                 ------------------------
                                                 Secretary
Attest:

By:  /s/ S. E. Casey
     -------------------
     Assistant Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                11-1/4% ENHANCED RATE CUMULATIVE PREFERRED STOCK
                              (Without Par Value)


         HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to authority conferred upon the Preferred Stock Committee by the resolutions of the Board of Directors set forth herein and in accordance with
Section 141(c) of the General Corporation Law of the State of Delaware.

         1. The Board of Directors has adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing the Preferred Stock Committee to act on behalf of the Board of Directors (within certain limitations) in connection with the designation, issuance and sale of shares in one or more series of Preferred Stock of the
Corporation:

                 "RESOLVED, that a Preferred Stock Committee of the Board of Directors is hereby designated which shall have and may exercise, to the fullest extent permitted by law, the full power and authority of the Board of Directors with respect to the issuance and sale of one or more new series of the Corporation's Preferred Stock without par value (each such series herein referred to as the "New Preferred Stock"), including, without limitation, establishing the purchase price therefor, and fixing the designations and any of the preferences, powers, rights (other than voting powers or voting rights which shall be fixed by the Board of Directors) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of such shares of each series of New Preferred Stock, and fixing the number of shares of each series of New Preferred Stock.

                 "FURTHER RESOLVED, that the Committee is authorized to take such additional actions and adopt such additional resolutions as it deems necessary or appropriate for the purpose of authorizing and implementing the issuance, offer, and sale for cash of New Preferred Stock, including, without limiting the generality of the foregoing, the authorization and execution of agreements (including underwriting agreements) relating to the offer and sale of New Preferred Stock, authorization and approval of listing applications (including amendments or supplements thereto) for the listing of such New Preferred Stock on a stock exchange, approval of forms of stock certificates and authorization of issuance of New Preferred Stock in uncertificated form, any actions which may be necessary to qualify the offering and sale of New Preferred Stock under Blue Sky Laws of the various states, any necessary filings with the Secretary of State of Delaware and other jurisdictions, and the appointment of a transfer agent.


                 "FURTHER RESOLVED, that notwithstanding the foregoing resolutions, the Preferred Stock Committee may not authorize the sale of New Preferred Stock for more than $250 million cash consideration in the aggregate, and the power and authority of the Preferred Stock Committee set forth in the preceding resolutions shall expire on September 12, 1991.

                 "FURTHER RESOLVED, that the members of the Preferred Stock Committee shall be D. C. Clark, E. P. Hoffman, and G. P. Osler. In the absence of Mr. Osler, A. E. Rasmussen is designated as an alternate member of the Preferred Stock Committee to serve in his place."

         2. The Board of Directors has adopted the following resolution pertaining to the voting rights for series of Preferred Stock authorized for issuance by the Preferred Stock Committee of the Board of Directors:

                 "RESOLVED, that notwithstanding the resolution of the Board of Directors adopted on October 17, 1989, the holders of the Corporation's Flexible Rate Auction Preferred Stock, Series A, and Flexible Rate Auction Preferred Stock, Series B, and any other series of Preferred Stock which on or after July 10, 1990, is authorized by the Preferred Stock Committee of the Board of Directors to be issued and sold pursuant to authority granted to the Preferred Stock Committee by the Board of Directors (each such series herein referred to as the "New Preferred Stock") shall have no voting rights, and their consent shall not be required for taking any corporate action, except as otherwise set forth herein, except as otherwise required by law, and except as otherwise provided by the Board of Directors with respect to any particular series of New Preferred Stock.

                 The consent of the holders of the New Preferred Stock with respect to the matters set forth in sub-sections (i) and (iii) of paragraph (5) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (5)") shall not be required, except with respect to the creation or issuance of any class of stock ranking prior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets; but the other provisions of

         Paragraph (5) shall be applicable to the New Preferred Stock. The holders of the New Preferred Stock shall have no right to elect directors pursuant to paragraph (6) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (6)"), such right hereby being expressly withheld.

                 In the event that any six quarterly cumulative dividends (which shall be deemed to include dividends in respect of a number of non-quarterly dividend periods containing not less than 540 days), whether consecutive or not, upon the New Preferred Stock shall be in arrears, the holders of the New Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the New Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and upon which like voting rights have been conferred (which shall include the Corporation's 9-1/2% Cumulative Preferred Stock, Series 1989-A) and are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors. The right of such holders of such shares of the New Preferred Stock, voting separately as a class, to elect (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the New Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay dividends of the character above mentioned.

                 Upon any termination of the right of the holders of the New Preferred Stock as a class to elect directors as herein provided, the term of office of all directors so elected shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall thereupon be such number as may be provided for in the Corporation's Bylaws irrespective of any increase made pursuant to the provisions of this resolution.

                 Until all unpaid dividends on the New Preferred Stock shall have been paid in full, and in order to permit the holders of the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, and any other series of Preferred Stock issued by the Corporation having the voting rights set forth in Paragraph (6) to exercise fully the right to elect directors as granted by and provided in paragraph (6), the number of directors constituting the whole Board of Directors of the Corporation shall not be less than seven. If, upon any such arrearage in dividends, the number of directors constituting the whole Board of Directors shall be less than seven, the size of the Board of Directors shall, immediately prior to the next meeting of stockholders called for the election of directors, automatically be increased by such number as shall be necessary to cause the number of directors constituting the whole Board of Directors to be no less than seven.


                 To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall rank prior to the New Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, without the consent of the holders of two-thirds of the outstanding shares of such series of New Preferred Stock voting as a class.

                 The foregoing voting provisions shall not apply to any series of New Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of New Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                 On any item in which the holders of New Preferred Stock are entitled to vote, such holders shall be entitled to one vote for each share held."

         3. The Preferred Stock Committee of the Board of Directors has adopted the following resolution pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by the resolution of the Board of Directors set forth in paragraph 1 above of this Certificate of Designation, Preferences and Rights:

                 "RESOLVED, that the issue of a series of Preferred Stock without par value of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

                11-1/4% ENHANCED RATE CUMULATIVE PREFERRED STOCK

                 (1) Number of Shares and Designation. 450,000 shares of Preferred Stock without par value of the Corporation are hereby constituted as a series of Preferred Stock without par value and designated as 11-1/4% Enhanced Rate Cumulative Preferred Stock (hereinafter called the "Enhanced Rate Preferred Stock").

                 (2) Dividends. The holders of shares of the Enhanced Rate Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable quarterly in arrears, when and as declared by the Board of Directors of the Corporation, on the fifteenth day of January, April, July and October in each year to holders of record on the respective business days next preceding the first days of those months (and the quarterly dividend periods shall commence on the first days of those months).

                 Dividends on the Enhanced Rate Preferred Stock for quarterly dividend periods will be payable at the rate of 11-1/4% per annum from the date of original issue through September 30, 1994, 11-1/2% per annum from October 1, 1994 through September 30, 1995, 11-3/4% per annum from October 1, 1995 through September 30, 1996, 12% per annum from October 1, 1996 through September 30, 1997, and 12-1/8% per annum on or after October 1, 1997, in each case applied to the amount of $100 per share of Enhanced Rate Preferred Stock. The amount of dividends payable on each share of Enhanced Rate Preferred Stock for each full quarterly dividend period shall be computed by dividing the dividend rate by four and applying the dividend rate to the amount of $100 per share. The amount of dividends payable for any dividend period shorter or longer than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year.

                 (3) Liquidation Preference. The amount to which shares of Enhanced Rate Preferred Stock shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                 (4) Redemption. The shares of Enhanced Rate Preferred Stock shall be subject to redemption in whole or in part at the option of the Corporation on or after October 1, 1993, at the following redemption prices, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, and no more:

                 $102.50 per share if redeemed on or before September 30, 1994; $101.25 per share if redeemed thereafter and on or before September 30, 1995;
                 $100.00 per share if redeemed thereafter.

                 (5) Shares to be Retired. All shares of Enhanced Rate Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of the class of Preferred Stock without par value, without designation as to series, and may thereafter be issued, but not as shares of Enhanced Rate Preferred Stock.

                 (6) Conversion or Exchange. The holders of shares of Enhanced Rate Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other series of any class or classes of capital stock (or any other security) of the Corporation.

                 (7) Ranking. The Enhanced Rate Preferred Stock shall rank on a parity with the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series A, and Flexible Rate Auction Preferred Stock, Series B as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series A, and Flexible Rate Auction Preferred Stock, Series B as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by David D. Wesselink, Vice President and Treasurer of the Corporation, and attested by Ronald C. Roselli, Assistant Secretary, this 9th day of November, 1990.


                                             HOUSEHOLD INTERNATIONAL, INC.

                                             By:  /s/ D. D. Wesselink
                                                  ------------------------
                                                  Vice President and Treasurer
Attest:

/s/ R. C. Roselli
- -----------------
Assistant Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                9-1/2% Cumulative Preferred Stock, Series 1991-A
                              (Without Par Value)


         HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to authority conferred upon the Preferred Stock Committee by the resolutions of the Board of Directors set forth herein and in accordance with
Section 141(c) of the General Corporation Law of the State of Delaware.

         1. The Board of Directors has adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing the Preferred Stock Committee to act on behalf of the Board of Directors (within certain limitations) in connection with the designation, issuance and sale of shares in one or more series of Preferred Stock of the
Corporation:

                 "RESOLVED, that a Preferred Stock Committee of the Board of Directors is hereby designated which shall have and may exercise, to the fullest extent permitted by law, the full power and authority of the Board of Directors with respect to the issuance and sale of one or more new series of the Corporation's Preferred Stock without par value (each such series herein referred to as the "New Preferred Stock"), including, without limitation, establishing the purchase price therefor, and fixing the designations and any of the preferences, powers, rights (other than voting powers or voting rights which shall be fixed by the Board of Directors) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of such shares of each series of New Preferred Stock, and fixing the number of shares of each series of New Preferred Stock.

                 "FURTHER RESOLVED, that the Committee is authorized to take such additional actions and adopt such additional resolutions as it deems necessary or appropriate for the purpose of authorizing and implementing the issuance, offer, and sale for cash of New Preferred Stock, including, without limiting the generality of the foregoing, the authorization and execution of agreements (including underwriting agreements) relating to the offer and sale of New Preferred Stock, authorization and approval of listing applications (including amendments or supplements thereto) for the listing of such New Preferred Stock on a stock exchange, approval of forms of stock certificates and authorization of issuance of New Preferred Stock in uncertificated form, any actions which may be necessary to qualify the offering and sale of New Preferred Stock under Blue Sky Laws of the various states, any necessary filings with the Secretary of State of Delaware and other jurisdictions, and the appointment of a transfer agent.

                 "FURTHER RESOLVED, that notwithstanding the foregoing resolutions, the Preferred Stock Committee may not authorize the sale of New Preferred Stock for more than $250 million cash consideration in the aggregate, and the power and authority of the Preferred Stock Committee set forth in the preceding resolutions shall expire on September 12, 1991.

                 "FURTHER RESOLVED, that the members of the Preferred Stock Committee shall be D. C. Clark, E. P. Hoffman, and G. P. Osler. In the absence of Mr. Osler, A. E. Rasmussen is designated as an alternate member of the Preferred Stock Committee to serve in his place."

         2. The Board of Directors has adopted the following resolution pertaining to the voting rights for series of Preferred Stock authorized for issuance by the Preferred Stock Committee of the Board of Directors:

                 "RESOLVED, that notwithstanding the resolution of the Board of Directors adopted on October 17, 1989, the holders of the Corporation's Flexible Rate Auction Preferred Stock, Series A, and Flexible Rate Auction Preferred Stock, Series B, and any other series of Preferred Stock which on or after July 10, 1990, is authorized by the Preferred Stock Committee of the Board of Directors to be issued and sold pursuant to authority granted to the Preferred Stock Committee by the Board of Directors (each such series herein referred to as the "New Preferred Stock") shall have no voting rights, and their consent shall not be required for taking any corporate action, except as otherwise set forth herein, except as otherwise required by law, and except as otherwise provided by the Board of Directors with respect to any particular series of New Preferred Stock.

                 The consent of the holders of the New Preferred Stock with respect to the matters set forth in sub-sections (i) and (iii) of paragraph (5) of Article IV of the

         Corporation's Restated Certificate of Incorporation ("Paragraph (5)") shall not be required, except with respect to the creation or issuance of any class of stock ranking prior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets; but the other provisions of Paragraph
         (5) shall be applicable to the New Preferred Stock. The holders of the New Preferred Stock shall have no right to elect directors pursuant to paragraph (6) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (6)"), such right hereby being expressly withheld.

                 In the event that any six quarterly cumulative dividends (which shall be deemed to include dividends in respect of a number of non-quarterly dividend periods containing not less than 540 days), whether consecutive or not, upon the New Preferred Stock shall be in arrears, the holders of the New Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the New Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and upon which like voting rights have been conferred (which shall include the Corporation's 9-1/2% Cumulative Preferred Stock, Series 1989-A) and are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors. The right of such holders of such shares of the New Preferred Stock, voting separately as a class, to elect (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the New Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay dividends of the character above mentioned.

                 Upon any termination of the right of the holders of the New Preferred Stock as a class to elect directors as herein provided, the term of office of all directors so elected shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall thereupon be such number as may be provided for in the Corporation's Bylaws irrespective of any increase made pursuant to the provisions of this resolution.

                 Until all unpaid dividends on the New Preferred Stock shall have been paid in full, and in order to permit the holders of the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, and any other series of Preferred Stock issued by the Corporation having the voting rights set forth in Paragraph (6) to exercise fully the right to elect directors as granted by and provided in paragraph (6), the number of directors constituting the whole Board of Directors of the Corporation shall not be less than seven. If, upon any such arrearage in dividends, the number of directors constituting the whole Board of Directors shall be less than seven, the size of the Board of Directors shall, immediately prior to the next meeting of stockholders called for the election of directors, automatically be increased by such number as shall be necessary to cause the number of directors constituting the whole Board of Directors to be no less than seven.


                 To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall rank prior to the New Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, without the consent of the holders of two-thirds of the outstanding shares of such series of New Preferred Stock voting as a class.

                 The foregoing voting provisions shall not apply to any series of New Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of New Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                 On any item in which the holders of New Preferred Stock are entitled to vote, such holders shall be entitled to one vote for each share held."

         3. The Preferred Stock Committee of the Board of Directors has adopted the following resolution pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by the resolution of the Board of Directors set forth in paragraph 1 above of this Certificate of Designation, Preferences and Rights:

                 "RESOLVED, that the issue of a series of Preferred Stock without par value of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

                9-1/2% Cumulative Preferred Stock, Series 1991-A

                 (1) Number of Shares and Designation. 550,000 shares of Preferred Stock without par value of the Corporation are hereby constituted as a series of Preferred Stock without par value and designated as 9-1/2% Cumulative Preferred Stock, Series 1991-A (hereinafter called the "9-1/2% Preferred Stock").

                 (2) Dividends. The holders of shares of the 9-1/2% Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable quarterly in arrears, when and as declared by the Board of Directors of the Corporation, on the fifteenth day of January, April, July and October in each year to holders of record on the respective business days next preceding the first days of those months (and the quarterly dividend periods shall commence on the first days of those months).

                 Dividends on the 9-1/2% Preferred Stock for quarterly dividend periods will be payable at the rate of 9-1/2% per annum from the date of original issue applied to the amount of $100 per share of 9-1/2% Preferred Stock. The amount of dividends payable on each share of 9-1/2% Preferred Stock for each full quarterly dividend period shall be computed by dividing the dividend rate by four and applying the dividend rate to the amount of $100 per share. The amount of dividends payable for any dividend period shorter or longer than a full quarterly dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

                 (3) Liquidation Preference. The amount to which shares of 9-1/2% Preferred Stock shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                 (4) Redemption. The shares of 9-1/2% Preferred Stock shall be subject to redemption in whole or in part at the option of the Corporation on or after August 13, 1996, at $100 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, and no more.

                 (5) Shares to be Retired. All shares of 9-1/2% Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of the class of Preferred Stock without par value, without designation as to series, and may thereafter be issued, but not as shares of 9-1/2% Preferred Stock.

                 (6) Conversion or Exchange. The holders of shares of 9-1/2% Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other series of any class or classes of capital stock (or any other security) of the Corporation.

                 (7) Ranking. The 9-1/2% Preferred Stock shall rank on a parity with the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series A, Flexible Rate Auction Preferred Stock, Series B, and 11-1/4% Enhanced Rate Cumulative Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series A, Flexible Rate Auction Preferred Stock, Series B and 11-1/4% Enhanced Rate Cumulative Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by David D. Wesselink, Vice President and Treasurer of the Corporation, and attested by Susan Casey, Assistant Secretary, this 5th day of August, 1991.



                                              HOUSEHOLD INTERNATIONAL, INC.

                                              By:  /s/ D. D. Wesselink
                                                   ----------------------------
                                                   Vice President and Treasurer
Attest:

/s/ S. E. Casey
- -------------------
Assistant Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                8-1/4% Cumulative Preferred Stock, Series 1992-A
                              (Without Par Value)


         HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to authority conferred upon the Preferred Stock Committee by the resolutions of the Board of Directors set forth herein and in accordance with
Section 141(c) of the General Corporation Law of the State of Delaware.

         1. The Board of Directors has adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing the Preferred Stock Committee to act on behalf of the Board of Directors (within certain limitations) in connection with the designation, issuance and sale of shares in one or more series of Preferred Stock of the
Corporation:

                 "RESOLVED, that a Preferred Stock Committee of the Board of Directors is hereby designated which shall have and may exercise, to the fullest extent permitted by law, the full power and authority of the Board of Directors with respect to the issuance and sale of one or more new series of the Corporation's Preferred Stock without par value (each such series herein referred to as the "New Preferred Stock"), including, without limitation, establishing the purchase price therefor, and fixing the designations and any of the preferences, powers, rights (other than voting powers or voting rights which shall be fixed by the Board of Directors) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of such shares of each series of New Preferred Stock, and fixing the number of shares of each series of New Preferred Stock.

                 "FURTHER RESOLVED, that the Preferred Stock Committee is authorized to take such additional actions and adopt such additional resolutions as it deems necessary or appropriate for the purpose of authorizing and implementing the issuance, offer, and sale for cash of New Preferred Stock, including, without limiting the generality of the foregoing, the authorization and execution of agreements (including underwriting agreements) relating to the offer and sale of New Preferred Stock, authorization and approval of listing applications (including amendments or supplements thereto) for the listing of such New Preferred Stock on a stock exchange, approval of forms of stock certificates and authorization of issuance of New Preferred Stock in uncertificated form, any actions which may be necessary to qualify the offering and sale of New Preferred Stock under Blue Sky Laws of the various states, any necessary filings with the Secretary of State of Delaware and other jurisdictions, and the appointment of a transfer agent.

                 "FURTHER RESOLVED, that notwithstanding the foregoing resolutions, the Preferred Stock Committee may not authorize the sale of New Preferred Stock for more than $150 million cash consideration in the aggregate, and the power and authority of the Preferred Stock Committee set forth in the preceding resolutions shall expire on December 31, 1994, unless extended by further action of the Board of Directors of the Corporation.

                 "FURTHER RESOLVED, that the members of the Preferred Stock Committee shall be D. C. Clark, E. P. Hoffman, and G. P. Osler. In the absence of Mr. Osler, A. E. Rasmussen is designated as an alternate member of the Preferred Stock Committee to serve in his place."

         2. The Board of Directors has adopted the following resolution pertaining to the voting rights for series of Preferred Stock authorized for issuance by the Preferred Stock Committee of the Board of Directors:

                 "RESOLVED, that holders of each series of the Corporation's New Preferred Stock which is authorized by the Preferred Stock Committee of the Board of Directors shall have no voting rights, and their consent shall not be required for taking any corporate action, except as otherwise set forth herein, or as otherwise required by law, and except as otherwise provided by the Board of Directors with respect to any particular series of New Preferred Stock.

                 The consent of the holders of the New Preferred Stock with respect to the matters set forth in sub-sections (i) and (iii) of paragraph (5) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (5)") shall not be required, except with respect to the creation or issuance of any class of stock ranking prior to or on a parity with the New Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets; but the other provisions of Paragraph (5) shall be applicable to the New Preferred Stock. The holders of the New Preferred Stock shall have no right to elect directors pursuant to paragraph (6) of Article IV of the Corporation's Restated Certificate of

         Incorporation ("Paragraph (6)"), such right hereby being expressly withheld.

                 In the event that any six quarterly cumulative dividends, whether consecutive or not, upon the New Preferred Stock shall be in arrears, the holders of the New Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock of the Corporation ranking on a parity with the New Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and upon which like voting rights have been conferred and are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors. The right of such holders of such shares of the New Preferred Stock, voting separately as a class, to elect (together with the holders of shares of any one or more other series of Preferred Stock of the Corporation ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the New Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay dividends of the character above mentioned.

                 Upon any termination of the right of the holders of the New Preferred Stock as a class to elect directors as herein provided, the term of office of all directors so elected shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall thereupon be such number as may be provided for in the Corporation's Bylaws irrespective of any increase made pursuant to the provisions of this resolution.

                 Until all unpaid dividends on the New Preferred Stock shall have been paid in full, and in order to permit the holders of the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, and any other series of Preferred Stock issued by the Corporation having the voting rights set forth in Paragraph (6) to exercise fully the right to elect directors as granted by and provided in Paragraph (6), the number of directors constituting the whole Board of Directors of the Corporation shall not be less than seven. If, upon any such arrearage in dividends, the number of directors constituting the whole Board of Directors shall be less than seven, the size of the Board of Directors shall, immediately prior to the next meeting of stockholders called for the election of directors, automatically be increased by such number as shall be necessary to cause the number of directors constituting the whole Board of Directors to be no less than seven.


                 To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of additional series of Preferred Stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall rank prior to the New Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, without the consent of the holders of two-thirds of the outstanding shares of such series of New Preferred Stock voting as a class.

                 The foregoing voting provisions shall not apply to any series of New Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of New Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                 On any item in which the holders of New Preferred Stock are entitled to vote, such holders shall be entitled to one vote for each share held."

         3. The Preferred Stock Committee of the Board of Directors has adopted the following resolution pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by the resolution of the Board of Directors set forth in paragraph 1 above of this Certificate of Designation, Preferences and Rights:

                 "RESOLVED, that the issue of a series of Preferred Stock without par value of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

                8-1/4% Cumulative Preferred Stock, Series 1992-A

                 (1) Number of Shares and Designation. 50,000 shares of Preferred Stock without par value of the Corporation are hereby constituted as a series of Preferred Stock without par value and designated as 8-1/4% Cumulative Preferred Stock, Series 1992-A (hereinafter called the "8-1/4% Preferred Stock").

                 (2) Dividends. The holders of shares of the 8-1/4% Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable quarterly in arrears, when and as declared by the Board of Directors of the Corporation, on the fifteenth day of January, April, July and October in each year to holders of record on the respective business days next preceding the first days of those months (and the quarterly dividend periods shall commence on the first days of those months).

                 Dividends on the 8-1/4% Preferred Stock for quarterly dividend periods will be payable at the rate of 8-1/4% per annum from the date of original issue applied to the amount of $1,000 per share of 8-1/4% Preferred Stock. The amount of dividends payable on each share of 8-1/4% Preferred Stock for each full quarterly dividend period shall be computed by dividing the dividend rate by four and applying the dividend rate to the amount of $1,000 per share. The amount of dividends payable for any dividend period shorter or longer than a full quarterly dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

                 (3) Liquidation Preference. The amount to which shares of 8-1/4% Preferred Stock shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $1,000 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                 (4) Redemption. The shares of 8-1/4% Preferred Stock shall be subject to redemption in whole or in part at the option of the Corporation on or after October 15, 2002, at $1,000 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, and no more.

                 (5) Shares to be Retired. All shares of 8-1/4% Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of the class of Preferred Stock without par value, without designation as to series, and may thereafter be issued, but not as shares of 8-1/4% Preferred Stock.

                 (6) Conversion or Exchange. The holders of shares of 8-1/4% Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other series of any class or classes of capital stock (or any other security) of the Corporation.

                 (7) Ranking. The 8-1/4% Preferred Stock shall rank on a parity with the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series A, Flexible Rate Auction Preferred Stock, Series B, 11-1/4% Enhanced Rate Cumulative Preferred Stock and 9-1/2% Cumulative Preferred Stock, Series 1991-A as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series A, Flexible Rate Auction Preferred Stock, Series B, 11-1/4% Enhanced Rate Cumulative Preferred Stock and 9-1/2% Cumulative Preferred Stock, Series 1991-A as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by J. Richard Hull, Senior Vice President-Secretary of the

Corporation, and attested by John W. Blenke, Assistant Secretary, this 14th day of October, 1992.

                                                   HOUSEHOLD INTERNATIONAL, INC.

                                                   By:  /s/ J. Richard Hull
                                                        ----------------------
                                                        Senior Vice President-
                                                        Secretary
Attest:

/s/ John W. Blenke
- -------------------
Assistant Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Household International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Restated Certificate of Incorporation, as heretofore amended, of said Corporation has been further amended by deleting, in its entirety, the first paragraph of Article IV thereof and inserting the following as the new first paragraph of Article IV:

                 The total number of shares that may be issued by the Corporation is 158,155,004 of which 8,155,004 shares shall be Preferred Stock without par value and 150,000,000 shares shall be Common Stock of the par value of $1 per share.

         SECOND: That the aforesaid amendment of the Restated Certificate of Incorporation of said Corporation, set forth in Paragraph FIRST hereinabove, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by D. C. Clark, its Chairman of the Board and Chief Executive Officer and J. W. Blenke, Assistant General Counsel and Assistant Secretary, this 12th day of May, 1993.


                                                  HOUSEHOLD INTERNATIONAL, INC.
[SEAL]
                                                  By:  /s/ D. C. Clark
                                                       -----------------------
                                                       Chairman of the Board and
                                                       Chief Executive Officer
Attest:

/s/ J. W. Blenke
- -----------------------------
Assistant General Counsel and
Assistant Secretary

                  CERTIFICATE OF HOUSEHOLD INTERNATIONAL, INC.
                      UNDER SECTION 151(g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


         Household International, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolution was duly adopted by the Corporation's Board of Directors:

                 "WHEREAS, no shares of the Corporation's Flexible Rate Auction Preferred Stock, Series A (the "Preferred Stock"), are outstanding as of the July 13, 1993, redemption date, it is hereby

                 "RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Corporation's Certificate of Incorporation all matters set forth in each Certificate of Designation, Preferences and Rights for the Preferred Stock and as permitted by the Certificate of Designation, Preferences and Rights for the Preferred Stock, such shares of Preferred Stock redeemed shall resume the status of authorized and unissued shares of the Corporation's preferred stock."

         Upon the effective date of the filing of this Certificate, it shall eliminate from the Corporation's Certificate of Incorporation all matters set forth in the Certificate of Designation, Preferences, and Rights with respect to the Corporation's Flexible Rate Auction Preferred Stock, Series A, and all of such shares of Flexible Rate Auction Preferred Stock, Series A, shall resume the status of authorized and unissued shares of the Corporation's Preferred Stock.

         IN WITNESS WHEREOF, said Household International, Inc., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by J.
R. Hull, its Senior Vice President-Secretary and General Counsel, and attested by J. W. Blenke, its Assistant General Counsel and Assistant Secretary, this 13th day of July, 1993.

                                           HOUSEHOLD INTERNATIONAL, INC.

                                           By: /s/ J. R. Hull
                                               -----------------------------
                                               Senior Vice President-
                                               Secretary and General Counsel
Attest:

By:  /s/ J. W. Blenke
     -------------------------
     Assistant General Counsel
     and Assistant Secretary

                         HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                7.35% Cumulative Preferred Stock, Series 1993-A
                              (Without Par Value)


         HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Offering Committee of the Board of Directors, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to authority conferred upon the Offering Committee by the resolutions of the Board of Directors set forth herein and in accordance with
Section 141(c) of the General Corporation Law of the State of Delaware.

         1. The Board of Directors on May 12, 1993 has adopted the following resolutions designating an Offering Committee of the Board of Directors and authorizing the Offering Committee to act on behalf of the Board of Directors (within certain limitations) in connection with the designation, issuance and sale of shares in one or more series of Preferred Stock, without par value, of the Corporation:

                 "FURTHER RESOLVED, that an Offering Committee of the Board of Directors is hereby designated which shall have and may exercise, to the fullest extent permitted by law, the full power and authority of the Board of Directors with respect to the issuance and sale of (i) the Common Stock, (ii) the Debt Securities or (iii) one or more new series of the Corporation's Preferred Stock, including, without limitation, establishing the purchase price therefore, and fixing the designations and any of the preferences, powers, rights (other than voting powers or voting rights which shall be fixed by the Board of Directors) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of such shares of each series of Preferred Stock; and

                 "FURTHER RESOLVED, that notwithstanding the foregoing resolutions, the power and authority of the Offering Committee set forth in the preceding resolution shall expire on June 30, 1995, unless extended by further action of the Board of Directors of the Corporation; and

                 "FURTHER RESOLVED, that the members of the Offering Committee shall be D. C. Clark, A. E. Rasmussen and G. P. Osler. In the absence of any of the named directors, any current director of the Corporation is designated as an alternate member of the Offering Committee to serve in such named director's place; and

                 "FURTHER RESOLVED, that the Offering Committee is authorized to take such additional actions and adopt such additional resolutions as it deems necessary or appropriate for the purpose of authorizing and implementing the issuance, offer, and sale for cash of Preferred Stock, including, without limiting the generality of the foregoing, the authorization and execution of agreements (including underwriting agreements) relating to the offer and sale of Preferred Stock, approval of forms of stock certificates and authorization of issuance of Preferred Stock in uncertificated form, any actions which may be necessary to qualify the offering and sale of Preferred Stock under Blue Sky Laws of the various states, any necessary filings with the Secretary of State of Delaware and other jurisdictions, and the appointment of a transfer agent; and

                 "FURTHER RESOLVED, that the Offering Committee is hereby empowered, in connection with the issuance and sale of any new series of the Corporation's Preferred Stock, to authorize the issuance and sale of depositary shares and depositary receipts for such depositary shares with respect to any such series of Preferred Stock, and to authorize the appointment of a depositary, registrar, and transfer agent for such depositary shares and depositary receipts, the execution of a depositary agreement, and any additional agreements or actions in connection therewith as the Offering Committee deems necessary or appropriate."

         2. The Board of Directors, on May 12, 1993, has adopted the following resolution pertaining to the voting rights for series of Preferred Stock, without par value, authorized for issuance by the Offering Committee of the Board of Directors:

                 "FURTHER RESOLVED, that holders of each series of the Corporation's Preferred Stock which is authorized by the Offering Committee of the Board of Directors shall have no voting rights, and their consent shall not be required for taking any corporate action, except as otherwise set forth herein or as otherwise required by law, and except as otherwise provided by the Board of Directors with respect to any particular series of Preferred Stock:

                 The consent of the holders of the Preferred Stock with respect to the matters set forth in sub-sections (i) and (iii) of paragraph
         (5) of Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (5)") shall not be required, except with respect to the creation or issuance of any class of stock ranking prior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets; but the other provisions of Paragraph (5) shall be applicable to the Preferred Stock. The holders of the Preferred Stock shall have no right to elect directors pursuant to paragraph (6) of
         Article IV of the Corporation's Restated Certificate of Incorporation ("Paragraph (6)"), such right hereby being expressly withheld.

                 In the event that any six quarterly cumulative dividends, whether consecutive or not, upon the Preferred Stock shall be in arrears, the holders of the Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more other series of preferred stock of the Corporation ranking on a parity with the Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and upon which like voting rights have been conferred and are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors. The right of such holders of such shares of the Preferred Stock, voting separately as a class, to elect (together with the holders of shares of any one or more other series of preferred stock of the Corporation ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay dividends of the character above mentioned.

                 Upon any termination of the right of the holders of the Preferred Stock as a class to elect directors as herein provided, the term of office of all directors so elected shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall thereupon be such number as may be provided for in the Corporation's Bylaws irrespective of any increase made pursuant to the provisions of this resolution.

                 Until all unpaid dividends on the Preferred Stock shall have been paid in full, and in order to permit the holders of the Corporation's $6.25 Cumulative Convertible Voting

         Preferred Stock, and any other series of preferred stock issued by the Corporation having the voting rights set forth in Paragraph (6) to exercise fully the right to elect directors as granted by and provided in Paragraph (6), the number of directors constituting the whole Board of Directors of the Corporation shall not be less than seven. If, upon any such arrearage in dividends the number of directors constituting the whole Board of Directors shall be less than seven, the size of the Board of Directors shall, immediately prior to the next meeting of stockholders called for the election of directors, automatically be increased by such number as shall be necessary to cause the number of directors constituting the whole Board of Directors to be no less than seven.

                 To the extent that the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of additional series of preferred stock, none of the preferences or rights of any such additional series as fixed by the Board of Directors shall rank prior to the Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, without the consent of the holders of two-thirds of the outstanding shares of such series of Preferred Stock voting as a class.

                 The foregoing voting provisions shall not apply to any series of Preferred Stock, if at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                 On any item in which the holders of Preferred Stock are entitled to vote, such holders shall be entitled to one vote for each share held."

         3. The Offering Committee of the Board of Directors has on August 30, 1993 adopted the following resolution pursuant to authority conferred upon the Offering Committee of the Board of Directors by the resolutions of the Board of Directors set forth in paragraph 1 above of this Certificate of Designation, Preferences and Rights:

                 "RESOLVED, that the issue of a series of Preferred Stock without par value of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

                7.35% Cumulative Preferred Stock, Series 1993-A

                 (1) Number of Shares and Designation. 100,000 shares of Preferred Stock without par value of the Corporation are hereby constituted as a series of Preferred Stock without par value and designated as 7.35% Cumulative Preferred Stock, Series 1993-A (hereinafter called the "7.35% Preferred Stock").

                 (2) Dividends. The holders of shares of the 7.35% Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable quarterly in arrears, when and as declared by the Board of Directors of the Corporation, on the fifteenth day of January, April, July and October in each year to holders of record on the respective business days next preceding the first days of those months (and the quarterly dividend periods shall commence on the first days of those months).

                 Dividends on the 7.35% Preferred Stock for quarterly dividend periods will be payable at the rate of 7.35% per annum from the date of original issue applied to the amount of $1,000 per share of 7.35% Preferred Stock. The amount of dividends payable on each share of 7.35% Preferred Stock for each full quarterly dividend period shall be computed by dividing the dividend rate by four and applying the dividend rate to the amount of $1,000 per share. The amount of dividends payable for any dividend period shorter or longer than a full quarterly dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

                 (3) Liquidation Preference. The amount to which shares of 7.35% Preferred Stock shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $1,000 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                 (4) Redemption. The shares of 7.35% Preferred Stock shall be subject to redemption in whole or in part at the option of the Corporation on or after October 15, 1998 at $1,000 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, and no more.

                 (5) Shares to be Retired. All shares of 7.35% Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of the class of Preferred Stock without par value, without designation as to series, and may thereafter be issued, but not as shares of 7.35% Preferred Stock.

                 (6) Conversion or Exchange. The holders of shares of 7.35% Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other series of any class or classes of capital stock (or any other security) of the Corporation.

                 (7) Ranking. The 7.35% Preferred Stock shall rank on a parity with the Corporation's $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series B, 11-1/4% Enhanced Rate Cumulative Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1991-A and 8-1/4% Cumulative Preferred Stock, Series 1992-A as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the $6.25 Cumulative Convertible Voting Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1989-A, Flexible Rate Auction Preferred Stock, Series B, 11-1/4% Enhanced Rate Cumulative Preferred Stock, 9-1/2% Cumulative Preferred Stock, Series 1991-A and 8-1/4% Cumulative Preferred Stock, Series 1992-A as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by J. Richard Hull, Senior Vice President-Secretary and General Counsel of the Corporation, and attested by John W. Blenke,

Assistant General Counsel and Assistant Secretary, this 1st day of September, 1993.


                                                 HOUSEHOLD INTERNATIONAL, INC.

                                                 By:  /s/ J. Richard Hull
                                                      ----------------------
                                                      Senior Vice President-
                                                      Secretary and General
                                                      Counsel
Attest:

/s/ John W. Blenke
- -----------------------------
Assistant General Counsel and
Assistant Secretary





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